UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Proto Labs, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proto Labs, Inc.

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

(763) 479-3680

Fax: (763) 479-2679

April 8, 2016

Dear Fellow Shareholder:

The Board of Directors of Proto Labs, Inc. joins me in extending a cordial invitation to attend our 2016 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402, on Thursday, May 19, 2016 at 9:00 a.m. local time.

We will be using the “Notice and Access” method of furnishing proxy materials via the Internet to our shareholders. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 8, 2016, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend in person. Please vote electronically via the Internet or, if you receive a paper copy of the proxy card by mail, you may vote by Internet or telephone or by returning your signed proxy card in the envelope provided. If you do attend the Annual Meeting and desire to vote in person, you may do so by following the procedures described in the Proxy Statement even if you have previously sent a proxy.

We hope that you will be able to attend the Annual Meeting and we look forward to seeing you.

Very truly yours,

Lawrence J. Lukis

Chairman of the Board

PROTO LABS, INC.

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2016

Proto Labs, Inc. will hold its 2016 Annual Meeting of Shareholders at the offices of Faegre Baker Daniels LLP located at 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402, on Thursday, May 19, 2016. The Annual Meeting will begin at 9:00 a.m. local time. The proxy materials were made available to you via the Internet or mailed to you beginning on or about April 8, 2016. At the Annual Meeting, our shareholders will:

1.	Elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.

2.	Vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016.

3.	Vote on an advisory basis to approve the compensation of the officers disclosed in the accompanying Proxy Statement, which we refer to as a “say-on-pay” vote.

4.	Vote to approve the material terms of the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

5.	Vote on the shareholder proposal regarding proxy access.

6.	Act on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The board of directors recommends that shareholders vote FOR each of the following:

1.	The director nominees named in the accompanying Proxy Statement.

2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016.

3.	The approval of the say-on-pay proposal.

4.	The approval of the material terms of the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended.

The board of directors recommends that shareholders vote AGAINST the shareholder proposal regarding proxy access.

Only shareholders of record at the close of business on March 24, 2016 may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

William R. Langton

Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. If you received the Notice of Internet Availability of Proxy Materials (the “Notice”), you may vote via the Internet as described in the Notice. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016.

Our Proxy Statement for the 2016 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at www.proxyvote.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
CORPORATE GOVERNANCE	8
Board Leadership Structure	8
Risk Oversight	8
Nominating Process and Board Diversity	8
Director Independence	9
Code of Business Conduct and Ethics	9
Communications with the Board and Corporate Governance Guidelines	9
Board Meetings	9
Committees of the Board	10
Certain Relationships and Related Party Transactions	11
Compensation Committee Interlocks and Insider Participation	12
Section 16(a) Beneficial Ownership Reporting Compliance	12
PROPOSAL 1 ELECTION OF DIRECTORS	13
General Information	13
Nominees	13
Voting Information and Board Voting Recommendation	15
COMPENSATION DISCUSSION AND ANALYSIS	16
Named Executive Officers	16
Summary of Proto Labs’ Performance and Organizational Changes	16
Executive Compensation Philosophy and Objectives	17
Compensation Decisions and Processes	18
Peer Group	18
Elements of Executive Compensation	19
Severance and Change in Control Benefits	23
Other Compensation and Equity-Related Policies	24
Summary Compensation Table	25
Grants of Plan-Based Awards	26
Outstanding Equity Awards at 2015 Year-End	27
Option Exercises and Stock Vested in 2015	27
Pension Benefits	28
Nonqualified Deferred Compensation	28
Potential Payments upon Termination or Change in Control	28
COMPENSATION COMMITTEE REPORT	33
Compensation Risk Assessment	33
Conflict of Interest Analysis	33
DIRECTOR COMPENSATION	33
Non-Employee Director Compensation for 2015	34
Non-Employee Directors – Outstanding Equity Awards at 2015 Fiscal Year-End	35
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
AUDIT COMMITTEE REPORT	37
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	39
PROPOSAL 4 APPROVAL OF THE MATERIAL TERMS OF THE PROTO LABS, INC. 2012 LONG-TERM INCENTIVE PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE	40
Plan Description	40
U.S. Federal Income Tax Consequences	45
Awards Under the Plan	45
SHAREHOLDER PROPOSAL	46
PROPOSAL 5 SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS	46
Recommendation of the Board of Directors AGAINST the Proposal	47
OTHER MATTERS	48
SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS	48
Proposals Included in the Proxy Statement	48
Proposals Not Included in the Proxy Statement	48
ADDITIONAL INFORMATION	48
APPENDIX A – 2012 LONG-TERM INCENTIVE PLAN (AS AMENDED AUGUST 5, 2015)	A-1

PROTO LABS, INC.

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

PROXY STATEMENT

The board of directors of Proto Labs, Inc. is soliciting proxies for use at the Annual Meeting to be held on May 19, 2016, and at any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:

You can vote if you were a shareholder at the close of business on the record date of March 24, 2016 (the “Record Date”). There were a total of 26,301,688 shares of our common stock outstanding on the Record Date. The Notice of Internet Availability of Proxy Materials (the “Notice”), notice of annual meeting, this Proxy Statement and accompanying proxy card and the Annual Report on Form 10-K for 2015 were first mailed or made available to you beginning on or about April 8, 2016. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:

All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

•	Election of seven nominees as directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016.

•	Approval on an advisory basis of the compensation of our officers disclosed in this Proxy Statement, which we refer to as a “say-on-pay” vote.

•	Approval, for Section 162(m) purposes, of the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended.

•	Approval of the shareholder proposal regarding proxy access.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board is soliciting your proxy and recommends you vote:

•	FOR the director nominees;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016;

•	FOR the say-on-pay proposal;

•	FOR the approval of the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended; and

•	AGAINST the shareholder proposal regarding proxy access.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:

“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for 2015, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	How many shares must be voted to approve each proposal?

A:

Quorum. A majority of the shares entitled to vote, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 26,301,688 shares of our common stock were issued and outstanding. A majority of those shares will constitute a quorum for the purpose of electing directors and adopting proposals at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

Vote Required. Generally, directors are elected by a majority of the votes cast with respect to the director, meaning that the votes cast “for” a director must exceed the votes cast “against” the director. However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes present in person or by proxy at the meeting. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. The proposal to ratify the selection of our independent registered public accounting firm, the proposal to approve our 2012 Long-Term Incentive Plan, as amended, the shareholder proposal regarding proxy access and, other than the say-on-pay proposal, all other items that are properly presented at the Annual Meeting, will be determined by the affirmative vote of the greater of (a) the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote or (b) a majority of the minimum number of shares of common stock entitled to vote that would constitute a quorum. If the advisory say-on-pay resolution in this Proxy Statement receives more votes “for” than “against,” then it will be deemed to be approved. The say-on-pay vote is advisory and is not binding on the board of directors.

Q:	What is the effect of broker non-votes and abstentions?

A:

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to any non-discretionary proposals. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting, other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will have no effect on the election of directors, the ratification of the independent registered accounting firm, approval of the advisory say-on-pay resolution, approval of our 2012 Long-Term Incentive Plan, as amended, the shareholder proposal regarding proxy access, or any other item properly presented at the Annual Meeting.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have no effect on the voting for the election of directors or approval of the advisory say-on-pay resolution. Abstentions will have the same effect as voting against the proposal to ratify the selection of our independent registered public accounting firm, the proposal for approval of our 2012 Long-Term Incentive Plan, as amended, the shareholder proposal regarding proxy access and any other item properly presented at the Annual Meeting.

Q:	How will the proxies vote on any other business brought up at the Annual Meeting?

A:

By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting, or any adjournments or postponements thereof. We do not know of any other business to be considered at the Annual Meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote using any of the following methods:

•

Internet. You may vote by going to the web address www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2016 and following the instructions for Internet voting shown on your proxy card.

•

Telephone. You may vote by dialing 1-800-690-6903 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2016 and following the instructions for telephone voting shown on your proxy card.

•

Mail. If you requested printed proxy materials and you receive a paper copy of the proxy card, then you may vote by completing, signing, dating and mailing the proxy card in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Internet or telephone, please do not mail your proxy card.

•	In person at the Annual Meeting. If you are a shareholder whose shares are registered in your name, you may vote in person at the Annual Meeting.

If your shares are held on account at a brokerage firm, bank or similar organization you will receive voting instructions from your bank, broker or other nominee describing how to vote your shares. You must follow those instructions to vote your shares. You will receive the Notice that will tell you how to access our proxy materials on the Internet and vote your shares via the Internet. It will also tell you how to request a paper copy of our proxy materials.

Proxies that are voted via the Internet or by telephone in accordance with the voting instructions provided, and proxy cards that are properly signed, dated and returned, will be voted in the manner specified.

Q:	Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•

submitting a new proxy with a more recent date than that of the first proxy given before 11:59 P.M. Eastern Time on May 18, 2016 by (1) following the Internet voting instructions or (2) following the telephone voting instructions;

•	completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or

•	if you are a registered shareholder, by attending the Annual Meeting in person and delivering a proper written notice of revocation of your proxy.

Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it—that is, by Internet, telephone or mail.

Q:	Who will count the votes?

A:	Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes. John Way, our Chief Financial Officer, will act as inspector of election for the Annual Meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

•	To allow Broadridge Financial Solutions, Inc. to tabulate the vote;

•	To allow John Way to certify the results of the vote; and

•	To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address.

Q:	What happens if I don’t vote shares that I own?

A:

For shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or by proxy through the Internet, telephone or mail, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See “What is the effect of broker non-votes and abstentions?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

Q:	What if I do not specify how I want my shares voted?

A:

If you are a registered shareholder and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

•	FOR all of the director nominees;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016;

•	FOR the say-on-pay proposal;

•	FOR the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended; and

•	AGAINST the shareholder proposal regarding proxy access.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”

If you hold shares through a broker, please see above under “What happens if I don’t vote shares that I own?”

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.

Q:	When are shareholder proposals and nominees due for the 2017 Annual Meeting of Shareholders?

A:

If you want to submit a shareholder proposal or nominee for the 2017 Annual Meeting of Shareholders, you must submit the proposal in writing to our Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, so it is received by the relevant date set forth below under “Submission of Shareholder Proposals and Nominations.”

Q:	What is “householding”?

A:

We may send a single Notice, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice is being householded and you wish to receive multiple copies of the Notice, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way

Edgewood, New York 11717

1-800-542-1061

Broadridge will deliver the requested documents to you promptly upon receipt of your request.

Q:	How is this proxy solicitation being conducted?

A:

We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. We may solicit proxies in person, via the Internet, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 24, 2016 regarding the beneficial ownership of our common stock by:

•	each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

•	each of our named executive officers named in the Summary Compensation Table below;

•	each of our directors and each director nominee; and

•	all of the executive officers, directors and director nominees as a group.

The percentage of beneficial ownership is based on 26,301,688 shares of common stock outstanding as of March 24, 2016. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.

	Beneficial Ownership on March 24, 2016
Name and Address of Beneficial Owner	Number		Percent
Greater than 5% shareholders:
Brown Capital Management, LLC 1201 N. Calvert Street Baltimore, Maryland 21202	2,681,601	(1)	10.20%
Riverbridge Partners LLC 80 South Eighth St., Suite 1200 Minneapolis, MN 55402	1,783,510	(2)	6.78%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,603,922	(3)	6.10%
Directors and named executive officers:
Lawrence J. Lukis	1,881,840	(4)	7.15%
Archie C. Black	1,486		*
Rainer Gawlick	45,450	(5)	*
John B. Goodman	13,818	(6)	*
Douglas W. Kohrs	15,600	(7)	*
Brian K. Smith	9,168	(8)	*
Sven A. Wehrwein	21,380	(9)	*
Robert Bodor	35,626	(10)	*
Victoria M. Holt	46,196	(11)	*
Donald G. Krantz	23,768	(12)	*
Jacqueline D. Schneider	42,938	(13)	*
John B. Tumelty	64,219	(14)	*
John A. Way	30,700	(15)	*
All directors and executive officers as a group (13 persons)	2,232,189	(16)	8.48%

*	Represents beneficial ownership of less than one percent.

(1)

Information is based on a Schedule 13G/A filed with the SEC by Brown Capital Management LLC (“Brown”) on February 5, 2016. Brown has sole voting power over 1,567,118 shares of our common stock and sole dispositive power over 2,681,601 shares of our common stock.

(2)

Information is based on a Schedule 13G/A filed with the SEC by Riverbridge Partners LLC (“Riverbridge”) on February 1, 2016. Riverbridge has sole voting power over 1,483,314 shares of our common stock and sole dispositive power over 1,783,510 shares of our common stock.

(3)

Information is based on a Schedule 13G/A filed with the SEC by Vanguard Group Inc. (“Vanguard”) on February 10, 2016. Vanguard has sole voting power over 51,257 shares of our common stock, shared voting power over 1,400 shares of our common stock, sole dispositive power over 1,552,565 shares of our common stock and shared dispositive power over 51,357 shares of our common stock.

(4)

Information is based on a Schedule 13G/A filed with the SEC by Lawrence J. Lukis on February 16, 2016. Mr. Lukis has sole voting power over 1,881,840 shares of our common stock and sole dispositive power over 1,881,840 shares of our common stock.

(5)

Includes 42,086 shares that Dr. Gawlick has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 715 shares of restricted stock units that vest on May 20, 2016.

(6)

Includes 6,555 shares that Mr. Goodman has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 715 shares of restricted stock units that vest on May 20, 2016.

(7)

Includes 10,817 shares that Mr. Kohrs has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 715 shares of restricted stock units that vest on May 20, 2016.

(8)

Includes 6,055 shares that Mr. Smith has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 715 shares of restricted stock units that vest on May 20, 2016.

(9)

Includes 10,817 shares that Mr. Wehrwein has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 715 shares of restricted stock units that vest on May 20, 2016.

(10)

Includes 17,263 shares that Dr. Bodor has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 9,160 shares of restricted stock units that vest in equal annual installments on February 13, 2017, 2018, 2019, 2020 and 2021.

(11)

Includes 3,598 shares that Ms. Holt has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 13,335 shares of restricted stock units that vest in equal installments on February 13, 2017, 2018, 2019, 2020 and 2021.

(12)

Includes 2,714 shares that Dr. Krantz has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 6,930 shares of restricted stock units that vest in equal annual installments on February 13, 2017, 2018, 2019, 2020 and 2021. Dr. Krantz has announced his intent to retire in 2016 as Executive Vice President and Technology Officer.

(13)

Includes 25,181 shares that Ms. Schneider has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 6,930 shares of restricted stock units that vest in equal annual installments on February 13, 2017, 2018, 2019, 2020 and 2021. Ms. Schneider has announced her resignation from her position as Vice President of Global Sales, effective May 13, 2016.

(14)

Includes 44,687 shares that Mr. Tumelty has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 8,905 shares of restricted stock units that vest in equal annual installments on February 13, 2017, 2018, 2019, 2020 and 2021.

(15)

Includes 3,303 shares that Mr. Way has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 12,270 shares of restricted stock units that vest in equal annual installments on February 13, 2017, 2018, 2019, 2020 and 2021.

(16)

Includes 173,076 shares held by our executive officers and directors, in the aggregate, that can be acquired from us within 60 days of the date of the table pursuant to the exercise of stock options, 3,575 shares of restricted stock units, in the aggregate, that vest on May 20, 2016, and 50,600 shares of restricted stock units, in the aggregate, that vest in equal annual installments on February 13, 2017, 2018, 2019, 2020 and 2021.

CORPORATE GOVERNANCE

Board Leadership Structure

Larry Lukis is our founder and former Chief Technology Officer, or CTO, and leads our board of directors in his role as Chairman. Mr. Lukis ceased serving as our CTO in July 2013. Our board has designated Sven Wehrwein as the lead independent director to complement the Chairman’s role and to serve as the principal liaison between the independent directors and the Chairman.

Our board of directors believes that its current structure is the appropriate one for Proto Labs at this time. Specifically, our board believes that its current leadership structure provides independent board leadership and engagement while deriving the benefit of having our founder and former CTO also serve as Chairman of the board. As an individual with in-depth knowledge and understanding of Proto Labs, Mr. Lukis is best positioned to chair regular board meetings as the directors discuss key business and strategic issues. Coupled with a lead independent director, this combined structure provides independent oversight while allowing the person most familiar with our historical operations and strategy to lead the board.

As lead independent director, Mr. Wehrwein:

•	presides at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;

•	acts as the principal liaison between the Chairman and the independent directors;

•	conducts the annual performance review of the Chief Executive Officer, with input from the other independent directors;

•	assists the Chairman in setting the board agenda and frequency of meetings, in consultation with the committee chairs as applicable; and

•	has the authority to convene meetings of the independent directors at every meeting.

Risk Oversight

Our management is responsible for defining the various risks facing our company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board’s responsibility is to monitor our risk management processes by using board meetings, management presentations and other opportunities to educate itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the board is not responsible, however, for defining or managing our various risks. The full board is responsible for monitoring management’s responsibility in the area of risk oversight. In addition, the audit committee and compensation committee have risk oversight responsibilities in their respective areas of focus, on which they report to the full board. Management reports from time to time to the full board, audit committee and compensation committee on risk management. The board focuses on the material risks facing our company, including operational, credit, liquidity, legal and cybersecurity risks, to assess whether management has reasonable controls in place to address these risks.

Nominating Process and Board Diversity

In consultation with other members of the board of directors, the nominating and governance committee is responsible for identifying individuals who it considers qualified to become board members. The nominating and governance committee will screen potential director candidates, including those recommended by shareholders, and recommend to the board of directors suitable nominees for the election to the board of directors. The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for directors. The nominating and governance committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and governance committee through shareholders, management, current members of the board of directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

In considering whether to recommend an individual for election to the board, the nominating and governance committee considers, as required by the corporate governance guidelines and its charter, the board’s overall balance of diversity of perspectives, backgrounds and experiences, although it does not have a formal policy regarding the consideration of diversity of board members. The nominating and governance committee views diversity expansively and considers among other things, breadth and depth of relevant business and board skills and experiences, educational background, employment experience and leadership performance as well as those intangible factors that it deems appropriate to develop a heterogeneous and cohesive board such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other board members, the willingness of the candidate to devote sufficient time to board duties, and likelihood that he or she will be willing and able to serve on the board for an extended period of time.

The nominating and governance committee will consider a recommendation by a shareholder of a candidate for election as a Proto Labs director. Shareholders who wish to recommend individuals for consideration by the nominating and governance committee to become nominees for election to the board may do so by submitting a written recommendation to our Secretary. Recommendations must be received by the Secretary within the timelines specified in our by-laws to be considered by the nominating and governance committee for possible nomination at our Annual Meeting of Shareholders the following year. Our by-laws provide that such notice should be received no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. All recommendations must contain the information required in our by-laws and corporate governance guidelines, including, among other things, the identification of the nominee, a written consent by the recommended individual to agree to be named in our proxy statement and to serve as director if elected, and the name and address of the shareholder submitting the nomination. Recommendations must be received by the Secretary within the timeframes noted under “Proposals Not Included in the Proxy Statement.”

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that, with the exception of Victoria M. Holt, our current Chief Executive Officer, and Mr. Lukis, our founder and former CTO, all of the directors are “independent directors” as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Code of Business Conduct and Ethics

We have adopted a code of ethics and business conduct relating to the conduct of our business by our employees, officers and directors, which is posted on our website at www.protolabs.com under the investor relations section. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.

Communications with the Board and Corporate Governance Guidelines

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the board of directors. Any shareholder or other interested party who desires to communicate with the board, individually or as a group, may do so by writing to the intended member or members of the board, c/o Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359. A copy of our Corporate Governance Guidelines is available at www.protolabs.com under the investor relations section.

All communications received in accordance with these procedures will initially be received and processed by the office of our Secretary to determine that the communication is a message to one or more of our directors and will be relayed to the appropriate director or directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board or one or more of its committees and whether any response to the person sending the communication is appropriate.

Board Meetings

During 2015, the full board of directors met five times in person and held two meetings via teleconference. Each in-person meeting was preceded and/or followed by an executive session of the independent directors, chaired by Mr. Wehrwein. Each of our incumbent directors attended at least 75% percent of the meetings of the board and any committee on which they served in 2015. We do not maintain a formal policy regarding the board’s attendance at annual shareholder meetings; however, board members are expected to regularly attend all board meetings and meetings of the committees on which they serve and are encouraged to make every effort to attend the Annual Meeting of Shareholders. All seven of our directors at the time of the 2015 Annual Meeting of Shareholders attended the meeting.

Committees of the Board

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The charters of these committees are posted on our website at www.protolabs.com under the investor relations section.

The current composition and responsibilities of each committee, as well as the number of times it met during 2015, are described below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Sven A. Wehrwein (chair)	Rainer Gawlick (chair)	John B. Goodman (chair)
John B. Goodman	Douglas W. Kohrs	Douglas W. Kohrs
Brian K. Smith	Brian K. Smith	Sven A. Wehrwein
Archie C. Black

Audit Committee

Among other matters, our audit committee:

•

oversees management’s processes for ensuring the quality and integrity of our consolidated financial statements, our accounting and financial reporting processes, and other financial information provided by us to any governmental body or to the public;

•	oversees our accounting and financial reporting processes;

•	evaluates the qualifications, independence and performance of our independent auditor and internal audit function;

•	oversees the resolution of any disagreements between management and the auditors regarding financial reporting;

•	oversees our investment and cash management policies; and

•	supervises management’s processes for ensuring our compliance with legal, ethical and regulatory requirements as set forth in policies established by our board of directors.

Each of the members of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that Sven A. Wehrwein is an audit committee financial expert, as defined under the applicable rules of the SEC. The audit committee met 10 times in 2015. Effective upon the election of directors at the 2016 Annual Meeting of Shareholders, our audit committee will consist of Sven A. Wehrwein, Rainer Gawlick and John B. Goodman.

Nominating and Governance Committee

Among other matters, our nominating and governance committee:

•	identifies qualified individuals to become board members, consistent with criteria approved by the board;

•	selects director nominees for the next Annual Meeting of Shareholders;

•	determines the composition of the board’s committees and evaluates and enhances the effectiveness of the board and individual directors and officers;

•	develops and implements the corporate governance guidelines for our company; and

•	ensures that succession planning takes place for critical senior management positions.

Each member of our nominating and governance committee satisfies the NYSE independence standards. The nominating and governance committee met four times in 2015. Effective upon the election of directors at the 2016 Annual Meeting of Shareholders, our nominating and governance committee will consist of John B. Goodman, Brian K. Smith and Sven A. Wehrwein.

Compensation Committee

Among other matters, our compensation committee:

•	reviews and approves compensation programs, awards and employment arrangements for executive officers;

•	administers compensation plans for employees;

•	reviews our programs and practices relating to leadership development and continuity; and

•	determines the compensation of non-employee directors.

In addition, the compensation committee has the authority to select, retain and compensate compensation consulting firms and other experts as it deems necessary to carry out its responsibilities.

Each member of our compensation committee satisfies current NYSE independence standards, is a “non-employee director” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, and is an “outside director” as that term is used in Section 162(m) of the Internal Revenue Code. The compensation committee met five times in 2015. Effective upon the election of directors at the 2016 Annual Meeting of Shareholders, our compensation committee will consist of Rainer Gawlick, Archie C. Black and Brian K. Smith.

Certain Relationships and Related Party Transactions

Since the beginning of 2015, we have engaged in the following transactions with certain of our executive officers, directors, holders of more than 5% of our voting securities and their affiliates and immediate family members:

Karbon Kinetics Limited

During the year ended December 31, 2015, we made sales to our customer Karbon Kinetics Limited (“KKL”) on terms consistent with the terms we provide to our other customers. Mr. Lukis is a director, our former Chief Technology Officer and a 64% shareholder of KKL. Our revenues from sales to KKL did not exceed $120,000 during the year ended December 31, 2015.

Employment of Related Person

Brian Lukis, the son of Mr. Lukis, was employed by us as a Senior Software Developer until October 31, 2015. He was entitled to receive a base salary, incentive compensation and other employee benefits that are offered to similarly-situated employees of our company. Brian Lukis’ compensation during the year ended December 31, 2015 did not exceed $120,000.

Related Person Transaction Approval Policy

Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Subject to the exceptions described below, our related person policy requires our audit committee to review and approve any proposed related person transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) whether the terms are fair to us, (2) whether the transaction is material to us, (3) the role the related person played in arranging the transaction, (4) the structure of the transaction, (5) the interests of all related persons in the transaction, and (6) whether the transaction has the potential to influence the exercise of business judgment by the related person or others. Our audit committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to us and our shareholders and the terms of the transaction are fair to us. No related person transaction will be consummated without the approval or ratification of our audit committee. Under our related person policy, a related person includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include payment of compensation by us to a related person for the related person’s service to us as an employee, director or executive officer, transactions available to all of our employees and shareholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve $120,000 or less in a year.

Compensation Committee Interlocks and Insider Participation

During 2015, Dr. Gawlick, Mr. Kohrs, and Mr. Smith served as the members of our compensation committee. Following his election to our board of directors on March 1, 2016, Mr. Black was added to our compensation committee. No current member of our compensation committee has ever been an officer or employee of our company or any of our subsidiaries and affiliates or has had any relationship with our company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our board of directors or on our compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our common stock who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of copies of such reports and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2015.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

Seven directors will be elected at the Annual Meeting. Upon the recommendation of the nominating and governance committee, the board of directors has nominated for election the seven persons named below. Each has consented to being named a nominee and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is duly elected. There are no family relationships between any director and any executive officer. Each nominee listed below is currently a director of Proto Labs, and, other than Mr. Black, each has been duly elected by the shareholders. Mr. Black was elected to the board of directors in March 2016. Douglas W. Kohrs, who currently serves as a director, has decided not to seek reelection at the Annual Meeting and will cease serving as a director upon conclusion of the Annual Meeting.

Nominees

The names of the nominees and other information are set forth below:

Lawrence J. Lukis – Age 67 Director since 2001 Chair since 2001

Mr. Lukis founded our company in 1999 and has served as our Chairman since November 2001. Mr. Lukis also served as our Chief Technology Officer from November 2001 until July 2013. In 1985, Mr. Lukis co-founded LaserMaster Corp. (later ColorSpan), an innovator in laser printing products for desktop publishers and large format color inject printers, and served as a director and Chief Technology Officer from 1985 to 1997. ColorSpan was acquired by MacDermid Inc. in 2000 and was subsequently resold to Hewlett-Packard in 2007. Mr. Lukis currently serves on the board of directors of Karbon Kinetics Ltd., a manufacturer of electric bicycles.

Mr. Lukis’s institutional knowledge and his operational and technical experience allow him to provide guidance and leadership in his role as our Chairman. We believe his in-depth understanding of our company’s strategic plan, technology, global business, and history enable Mr. Lukis to serve as an effective Chairman of our board of directors.

Victoria M. Holt – Age 58 Director since 2014

Ms. Holt has served as our President and Chief Executive Officer since February 2014. Prior to joining us, Ms. Holt served as President and Chief Executive Officer of Spartech Corporation, a leading producer of plastic sheet, compounds and packaging products, from September 2010 until Spartech was purchased by PolyOne Corporation in March 2013. Prior to Spartech, Ms. Holt worked at PPG Industries, a leading coatings and specialty products company, serving as Senior Vice President, Glass and Fiber Glass, from May 2005 until September 2010. Ms. Holt also is a member of the board of directors of Waste Management, Inc., and she served as a director of Spartech while she was Chief Executive Officer.

Ms. Holt’s leadership, strategic planning, operational and international experience provide valuable insights to our board of directors. As Chief Executive Officer, she also is responsible for determining our strategy, articulating priorities and managing our continued growth.

Archie C. Black – Age 54 Director since 2016

Mr. Black has served as a director of our company since March 2016 and serves as a member of the compensation committee. Since 2001, Mr. Black has served as the President and Chief Executive Officer of SPS Commerce, Inc., a provider of cloud-based supply chain management solutions.  Mr. Black also serves on the Board of Directors of SPS Commerce, Inc.  Prior to joining SPS Commerce, Inc., Mr. Black was a Senior Vice President and Chief Financial Officer at Investment Advisors, Inc. Prior to his time at Investment Advisors, Inc., Mr. Black spent three years at Price Waterhouse.

Mr. Black is qualified to serve on our board because of his extensive management, financial, and operational experience at SPS Commerce, Inc., during which he led the transformation of a tech-driven startup company into a global business and developed a deep knowledge of the requirements involved with being a public company.

Rainer Gawlick – Age 48 Director since 2008

Dr. Gawlick has served as a director of our company since September 2008 and serves as a member of the audit committee and as the chair of the compensation committee. Since July 2015, Dr. Gawlick has been President of Perfecto Mobile, Ltd., a leader in mobile testing. Prior to that he was with IntraLinks, Inc. where he is Executive Vice President of Global Sales. IntraLinks, Inc. is a computer software company providing virtual data rooms and other content management services. From August 2008 to April 2012, Dr. Gawlick served as Chief Marketing Officer of Sophos Ltd, a computer security company providing endpoint, network and data protection software. From April 2005 to August 2008, Dr. Gawlick served as Vice President of Worldwide Marketing and Strategy at SolidWorks Corp., a CAD software company. He also has held a variety of executive positions in other technology businesses and was a consultant with McKinsey & Company.

Dr. Gawlick has extensive sales, marketing and product-management experience in the technology industry. Dr. Gawlick offers expertise in building brand awareness, managing marketing on a global scale and developing growth strategies, which enables him to counsel our company on its global expansion.

John B. Goodman – Age 56 Director since 2001

Mr. Goodman has served as a director of our company since 2001 and serves as a member of the audit committee and as chair of the nominating and governance committee. Mr. Goodman currently serves on the board of advisors of TPG (The Plastics Group) and the board of directors of Inclined Biomedical Technologies, Inc. d/b/a Dribank Labs. From December 1982 to October 2010, Mr. Goodman held various positions at Entegris, Inc., a materials supplier, most recently as Senior Vice President and Chief Technology & Innovation Officer.

Mr. Goodman’s technical background and experiences in supply chain networks, logistics and financial planning and reviews enable Mr. Goodman to provide guidance and counsel on our strategic plan, research and development, supplier relationships and finance functions.

Brian K. Smith – Age 56 Director since 2005

Mr. Smith has served as a director of our company since June 2005 and serves as a member of the nominating and governance committee and the compensation committee. Since December 1998, Mr. Smith has been President, a director and an owner of Private Capital Management, Inc., a registered investment advisor. In his capacity as President of Private Capital Management, Inc., Mr. Smith has acted as a principal and director of approximately fifteen middle-market portfolio companies. From 1994 to 1998, Mr. Smith was the Managing Partner of Northland Business Capital, LLP, a private equity partnership, and Senior Vice President of The Northland Company, a financial services firm. Prior to 1994, Mr. Smith spent 15 years in the banking industry.

Mr. Smith has knowledge of financial matters, merger and acquisition activities and capital markets and experience in leadership positions with companies at a variety of stages. Mr. Smith’s experiences enable him to provide oversight concerning general business matters and risk management.

Sven A. Wehrwein – Age 65 Director since 2011

Mr. Wehrwein has served as a director of our company since June 2011 and serves as lead director, as chair of the audit committee, and as a member of the nominating and governance committee.  Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. He has more than 35 years of experience as an investment banker, chief financial officer, and certified public accountant (inactive).  He currently serves on the board of directors of SPS Commerce, Inc., a supply-chain management software company, and previously served on the board of directors of Cogentix Medical, Inc., a medical device company, and Image Sensing Systems, Inc. a vehicle-detection software company, all of which are publicly traded companies.  Mr. Wehrwein also served on the board of directors of Compellent Technologies, Inc. from April 2007 until its acquisition by Dell Inc. in February 2011, on the board of directors of Synovis Life Technologies, Inc. from December 2004 until its acquisition by Baxter International, Inc. in February 2012, and on the board of directors of Vital Images, Inc. from May 1997 until its acquisition by Toshiba Medical Systems Corp. in June 2011.

Mr. Wehrwein’s qualifications to serve on our board of directors include, among other skills and qualifications, his capabilities in financial understanding, strategic planning and auditing expertise, given his experiences in investment banking and in financial leadership positions. As chairman of the audit committee, Mr. Wehrwein also keeps the board abreast of current audit issues and collaborates with our independent auditors and senior management team.

Voting Information and Board Voting Recommendation

As set forth in our Third Amended and Restated Articles of Incorporation, as amended, each director shall be elected by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date we first mail our notice for such meeting to the shareholders) exceeds the number of directors to be elected. A majority of the votes cast means that the votes cast “for” a director nominee must exceed the votes that are voted “against” that director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The compensation provided to our named executive officers for 2015 is set forth in detail in the Summary Compensation Table and the other tables, accompanying footnotes and narrative that follow this section. This Compensation Discussion and Analysis explains our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation program components and the decisions made in 2015 affecting the compensation of our named executive officers.

Throughout this section, we refer to the following individuals as our “named executive officers”:

●	Victoria M. Holt, our President and Chief Executive Officer, or CEO;

●	John A. Way, our Chief Financial Officer, or CFO;

●	Donald G. Krantz, our Executive Vice President and Technology Officer;

●	Jacqueline D. Schneider, our Vice President of Global Sales; and

●	Robert Bodor, our Vice President/General Manager – Americas.

Summary of Proto Labs’ Performance and Organizational Changes

2015 Company Performance

2015 was an excellent year for Proto Labs across a number of financial measures. The company also executed on a number of key strategic initiatives including but not limited to our acquisition of Alphaform and further integration of Fineline, a 2014 acquisition.

Growth	Profitability	Cash Generation	Strategic
+26% Revenue increased to $264.1 million in 2015 compared with $209.6 million in 2014.	+12% Net income for 2015 increased to $46.5 million, from $41.6 million in 2014.	$58.6m Cash generated from operations during the year totaled $58.6 million.	Alphaform Acquired during the fourth quarter to accelerate our launch of 3D printing in Europe.

Shareholder Value Creation

Proto Labs has delivered substantial total shareholder returns (TSR) since its IPO in February 2012, and in the last three years, delivering higher returns compared to companies in its compensation peer group, the S&P 500, and the Russell 2000 Index. In fiscal 2015, Proto Labs’ one-year TSR again outperformed its peers despite a challenging environment that affected returns for the industry. The chart below illustrates historic TSR performance.

 The “Peer Group” reflected in the chart above represents the current compensation peer group developed by Pearl Meyer in late 2015 for 2016 compensation planning purposes. The group includes the following companies: 3D Systems Corporation, Cognex Corporation, FARO Technologies Inc., Gogo Inc., InvenSense Inc., Monotype Imaging Holdings, Inc., NN Inc., Power Integrations Inc., Shutterstock Inc., SPS Commerce Inc., Sun Hydraulics Corp., Tessera Technologies Inc., The Ultimate Software Group Inc., Ultratech Inc., and Universal Display Corp. The Peer Group reflected in the chart above is different from the peer group referenced below, which was developed by Pearl Meyer in late 2014 for 2015 compensation planning purposes. See the “Peer Group” section of this Compensation Discussion & Analysis for further details on the peer group developed by Pearl Meyer in late 2014 when establishing base salaries, annual equity awards and target annual incentive compensation for 2015.

Organizational Changes

In January 2015, we reorganized our leadership team to better align it with the needs of our business. As part of this reorganization, Dr. Krantz, who previously held the role of Chief Operating Officer, began serving as our Executive Vice President and Technology Officer; Dr. Bodor, who previously held the role of Chief Technology Officer, assumed the role of Vice President/General Manager – Americas; John Tumelty, who previously held the role of Managing Director of our European subsidiary, assumed the role of Vice President/General Manager and Managing Director – Europe and Ms. Schneider’s title changed from Vice President of Sales and Customer Service to Vice President of Global Sales.

On March 24, 2016, Dr. Krantz communicated his intent to retire in 2016 and will continue to serve in his current capacity while an orderly transition is accomplished. On April 5, 2016, Ms. Schneider announced her resignation from the Company to pursue other opportunities, effective May 13, 2016. Ms. Schneider intends to serve in her current capacity and assist with the transition through her resignation date.

Executive Compensation Philosophy and Objectives

We believe our success depends in large measure on our ability to attract, retain and motivate a talented senior management team to effectively lead our company in a dynamic and changing business environment, and that a competitive executive compensation program is essential to that effort. We believe that our executive compensation program should support our short- and long-term strategic and operational objectives, and reward corporate and individual performance that contributes to creating value for our shareholders.

Consistent with this philosophy, our executive compensation program incorporates the following key principles and objectives:

●	Structure the compensation program so as to align the interests of our executive officers with those of our customers, employees, and shareholders generally;

●	Provide a competitive total cash compensation opportunity that includes target incentive goals that are reasonably achievable yet represent appreciable and appropriate improvement over prior periods;

●	Utilize equity-based awards in a manner designed to emphasize their long-term retentive function;

●	Recognize and reward the achievement of company and business unit goals as well as individual performance;

●	Provide compensation commensurate with the level of business performance achieved;

●

Provide greater compensation opportunities for individuals who have the most significant responsibilities and therefore the greatest ability to influence our achievement of strategic and operational objectives;

●	Structure the compensation program so that it is understandable and easily communicated to executives, shareholders and other constituencies;

●	Place increasing emphasis on incentive/variable compensation for positions of increasing responsibility; and

●	Make benefit programs available to executive officers consistent with those provided to salaried employees.

Compensation Decisions and Processes

The compensation committee of our board of directors, which consists solely of independent directors, generally has been responsible for overseeing our executive compensation program, including annually reviewing the ongoing compensation arrangements for each of our executive officers, including our CEO, and reporting those arrangements to our board.

Our compensation committee regularly receives and considers input from our CEO regarding the compensation and performance of the other executive officers, including recommendations as to compensation levels that the CEO believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our company and development/career opportunities, as well as with our compensation philosophy, external market data and considerations of internal equity. With the assistance of our CFO, our CEO also has provided recommendations to the compensation committee regarding the establishment of performance goals for the annual cash incentive plan based on the operating budget approved by our board of directors. Our CEO regularly attends meetings of our compensation committee, except where the CEO’s own compensation is being considered or times when the committee meets in executive session. Our CEO makes no recommendations to the compensation committee regarding her own compensation. The compensation committee communicates its views and decisions regarding compensation arrangements for our executive officers to our CEO, who generally has been responsible for implementing the arrangements.

In determining executive compensation, our compensation committee reviews and considers a number of factors, including individual and corporate performance, input from our CEO, compensation market data from third party compensation surveys, including Pearl Meyer (our compensation consultant), our compensation philosophy and key principles, the pay practices of a set of comparable companies, feedback received from shareholders concerning say-on-pay, and the committee’s collective experience and knowledge. We have used market data primarily as a reference point to assess whether our compensation practices are reasonable, competitive and likely to achieve our objectives, and actually deliver compensation in amounts that are consistent with the compensation committee’s assessment of our company’s relative performance. As part of these assessments, we assumed that base salary and target total cash compensation levels were likely to be reasonable and competitive if together they approximated the market median we calculated from the surveys and other compensation data we utilized which for us generally meant a range between 80% and 125% of the market median. The utilization of a range is largely in recognition of the limitations of the survey data that include companies with limited degrees of comparability to our company and position titles that may encompass positions with responsibilities that differ to varying degrees from the responsibilities of a similarly titled position within our company. As a result, we did not establish specific compensation amounts or parameters for any executive officer position based on market data in 2015, recognizing that factors unique to each individual will ultimately determine that individual’s compensation, which may not necessarily be within the median range.

Our compensation committee also approves all awards to our executive officers under our 2012 Long-Term Incentive Plan (the “LTIP”), with awards then ratified by our board of directors. Our compensation committee has delegated authority to our CEO and the chair of the compensation committee under the LTIP to award stock options to employees (other than our executive officers) at their discretion, subject to individual and aggregate maximum amounts in each year. The CEO and the chair of the compensation committee typically exercise their discretion to grant these awards in connection with new hires and promotions and in recognition of extraordinary individual achievements. All awards granted pursuant to this delegated authority must have an exercise price at least equal to the closing price of our common stock on the New York Stock Exchange on the date of grant, must have a vesting period of 20% of the shares subject to the option vesting annual over a five-year period and must be made in accordance with our equity grant timing policy described below in “Other Compensation and Equity-Related Policies—Equity Award Approval Policy.”

Peer Group

In late 2014, the compensation committee requested that its independent compensation consultant, Pearl Meyer, review our peer group used for executive compensation. Pearl Meyer used a multi-step process to construct a peer group that we believe fits our market position and profile. The compensation committee and our board of directors reviewed information relating to this peer group when establishing base salaries, annual equity awards and target annual incentive compensation for 2015.

When constructing the peer group, Pearl Meyer first identified U.S.-based, publicly-traded technology hardware and equipment, software and services, and capital goods companies. Second, it looked at companies with scope criteria approximately 1/3 to 3 times that of Proto Labs: annual revenues between $60 million and $550 million, and with market capitalizations between $660 million and $5.9 billion. Then, Pearl Meyer filtered for companies with high growth profiles, as indicated by a market capitalization-to-revenue ratio greater than three times, and positive EBITDA margins. Finally, Pearl Meyer gave preference to companies meeting these screens that (i) were in our existing peer group, (ii) represented manufacturing or rapid manufacturing organizations, and / or (iii) are believed to offer disruptive technologies.

Pearl Meyer’s review resulted in a peer group of the following 16 companies:

3D Systems Corporation	Power Integrations, Inc.	Tableau Software, Inc.
Cognex Corp.	Raven Industries Inc.	Tessera Technologies
FARO Technologies, Inc.	Shutterstock, Inc.	Ultratech, Inc.
GrubHub Inc.	SolarWinds, Inc.*	Ultimate Software Group, Inc.
InvenSense Inc.	Sun Hydraulics Corporation	Universal Display Corp.
Monotype Imaging Holdings, Inc.

* Note that in October 2015, SolarWinds announced it would be acquired by the private equity firms Silver Lake Partners and Thoma Bravo, LLC.

Below is selected information about the companies in the peer group that Pearl Meyer used when constructing the group:

	Annual Revenue	Market Capitalization
25th percentile	$213 million	$1.3 billion
75th percentile	$383 million	$3.2 billion

The compensation committee uses data about executive compensation at peer group companies as a tool to assess the reasonableness of the total compensation paid to our executive officers. As discussed above, we do not establish a percentile which any part of our executive’s compensation or any executive’s overall compensation must meet or exceed.

Elements of Executive Compensation

Our executive compensation program historically has been comprised of three elements—base salary, annual cash incentive, and equity-based long-term incentives. The primary elements of our compensation program for 2015 were consistent with our 2014 compensation program. At our 2015 annual meeting, the say-on-pay proposal received the approval of more than 99% of the shares voted on the proposal. Our compensation committee considered this result to be an endorsement by our shareholders of our compensation program and maintained the fundamental features of our 2014 program for 2015. Our next say-on-pay proposal will be voted on at our 2017 Annual Meeting of Shareholders scheduled to be held in May 2017.

While all elements of our executive compensation program are intended to collectively achieve our overriding purpose of attracting, retaining and motivating talented executives, the table below identifies the form and additional specific purposes of each element.

Compensation Component	Form of Compensation	Purpose
Base Salary	Cash	•	Compensate each named executive officer relative to individual responsibilities, experience and performance

		•	Provide steady cash flow not contingent on short-term variations in company performance

Annual Incentive	Cash	•	Align compensation with our annual corporate financial performance

		•	Reward achievement of short-term financial objectives

		•	Provide participants with a meaningful total cash compensation opportunity (base salary plus annual incentive)

Long-Term Incentives	Stock Options and Restricted Stock Units	•	Align compensation with our long-term returns to shareholders
		•	Encourage long-term retention

		•	Create a long-term performance focus

		•	Provide executive ownership opportunities

Our compensation committee has not adopted a formal or informal policy for allocating compensation among the various elements, or between cash and non-cash elements or between long- and short-term compensation. As noted earlier, however, we do place greater emphasis on incentive-based and variable forms of compensation for executives with more significant responsibilities, reflecting their greater capacity to affect our performance and results.

Base Salaries

At the time an executive officer is first hired, his or her base salary generally is established through individual negotiations between us and the executive officer, taking into account judgments as to the executive officer’s qualifications, experience, responsibilities, prior salary history, internal pay equity considerations and market factors.

The compensation committee annually reviews the base salaries of our executive officers near the end of each year and bases any adjustments for the following year on merit and market considerations. Merit-based adjustments primarily reflect a subjective assessment of an individual’s performance. Any market-based adjustments reflect an assessment of the competitive positioning of an individual’s salary with comparable positions in the market based on market data provided to the compensation committee by the compensation consultant and other market surveys the compensation committee might use.

Name	2015 Actual Salary Amount ($)	2015 Actual Incentive Amount ($)	2015 Total Cash Compensation Amount ($)	Market 50th Percentile Total Cash Compensation ($)(1)
Victoria M. Holt	515,000	500,903	1,015,903	802,000
John A. Way	290,000	211,736	501,736	467,000
Donald G. Krantz	286,340	208,877	495,217	482,000
Jacqueline D. Schneider	268,000	195,382	463,382	455,000
Robert Bodor	250,000	124,162	374,162	405,000

(1)	Market compensation figures based on the peer group developed by Pearl Meter in late 2014 for 2015 compensation planning purposes.

Ms. Holt’s annual base salary for 2015 increased to $515,000 from $500,000 for 2014 as a result of a merit-based increase based on her contributions to our company and our company’s overall success in 2014 and expected success in 2015. Mr. Way’s annual base salary for 2015 remained at $290,000. Dr. Krantz’s annual base salary for 2015 increased to $286,340 from $278,000 for 2014 as a result of a merit-based increase and our company’s overall success in 2014 and expected success in 2015. Ms. Schneider’s annual base salary for 2015 increased to $268,000 from $255,000 for 2014 as a result of a merit-based increase attributable in part to her greater responsibilities in 2015 as well as a market-based increase intended to have her base salary approximate the median of our peer group. Dr. Bodor’s annual base salary for 2015 increased to $250,000 from $228,000 for 2014 as a result of a merit-based increase attributable in part to his greater responsibilities in 2015 as well as our company’s overall success in 2014 and expected success in 2015.

Annual Incentive Program

2015 Annual Incentive Program

All of our named executive officers participate in our annual incentive program. Our 2015 annual incentive program provided that payouts would be a function of two metrics:

●

Revenue growth, calculated without regard to foreign currency exchange rates or the results of operations of Alphaform, certain assets of which, including shares of select subsidiaries, we acquired from the Alphaform Group in October 2015. We refer to this aspect of the annual incentive program as the revenue factor.

●

Adjusted operating income margin, calculated without regard to foreign currency exchange rates or the results of operations of Alphaform. We refer to this aspect of the annual incentive program as the AOI threshold.

For purposes of calculating annual incentives, AOI is defined as operating income before stock-based compensation expense as a percentage of revenue. Revenue growth and AOI were selected as the primary financial objectives that would determine the size of 2015 annual incentive payouts because our primary objective continues to be to grow our company.

For 2015, as in other previous years, we implemented a threshold level of AOI that, if met, would result in the eligibility for incentive payout being made to each executive as determined using the revenue factor. The threshold level of company-wide consolidated AOI for 2015 was 25.0%. For 2015, our company-wide AOI was 27.7%. As a result, our named executive officers compensated based on our consolidated results earned the incentive payments as calculated based on the revenue factor. Also, under the 2015 annual incentive program, the incentive compensation of the leaders of our Americas, European Union (“E.U.”) and Japanese units was based 65% on how the leader’s respective region performed and 35% on our global performance. Historically, the leaders of our major geographic business units received annual incentive compensation based solely on the performance of their respective unit. The change made for the 2015 program reflected the global nature of most of our support functions and resources and the need for our company to consider our global organization when making decisions with respect to each region to optimize the long-term success of our company.

In structuring the 2015 annual incentive program, the compensation committee approved 2015 revenue and AOI for our company as a whole and for each of our major geographic business units (the Americas, the E.U. and Japan). Including business unit performance objectives enables us to tailor annual incentive opportunities so as to reward each executive officer for the performance of those portion(s) of our company for which the officer had the most direct responsibility. All of our named executive officers other than Dr. Bodor had revenue goals based on our consolidated results. Dr. Bodor’s annual incentive compensation for 2015 was based 65% on our operating results in the Americas, the region for which he is primarily responsible, and 35% on consolidated results.

A target payout expressed as a percentage of annual base salary is established for each named executive officer annually. For 2015, their target payout percentages were as follows:

Name	Target Payout as % of 2015 Salary
Victoria M. Holt	100%
John A. Way	75%
Donald G. Krantz	75%
Jacqueline D. Schneider	75%
Robert Bodor	50%

The target payout percentages for each named executive officer remained unchanged from the 2014 percentages in light of the compensation committee’s determination that the target percentages from 2014 remained competitive.

The payout is zero for 2015 revenue below specified threshold amounts for our company as a whole and each of its business units, is 30% at those threshold amounts, and increases (with no maximum) in amounts specified by the compensation committee to the degree revenue exceeds the respective threshold amounts. The revenue factor is 100% at targeted revenue growth on a consolidated basis or for each region, as applicable, for each individual.

For 2015, the compensation committee approved the following thresholds and targets for the revenue factor. Because we did not complete our acquisition of certain assets and shares of the Alphaform Group until October 2015, the actual performance and the threshold and target amounts reflected in the tables below exclude that acquisition for purposes of consistency.

Objective	2015 Threshold Growth	2015 Threshold Amount	2015 Target Growth	2015 Target Growth
Consolidated Revenue Growth	10.0%	$230.54M	26.1%	$264.23M
Americas Revenue Growth	10.0%	$181.63M	25.8%	$207.72M

The following table summarizes our actual performance during 2015 and the related payout factors:

Objective	Actual Performance(1)	Final Payout Factor
Consolidated Revenue(2)	$262.95M	97.35%(3)
Americas Revenue(4)	$208.02M	100.81%

(1)	Our actual performance is equal to our 2015 revenue without regard to foreign exchange rate fluctuation or the results of operations of Alphaform.
(2)

For consolidated revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 2.1 percentage points for each $1 million in additional consolidated revenue.

(3)

The final payout factor represents the percentage of the target payout that would be made based on the actual company-wide revenue for 2015, without regard to foreign exchange rates or the results of operations of Alphaform. Each named executive officer other than Dr. Bodor received an incentive of approximately 8.2% more based on base salary than they would have received had exchange rate fluctuations been included in the revenue factor.

(4)

For Americas revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 2.7 percentage points for each $1 million in additional Americas revenue.

Long-Term Equity-Based Compensation

Annual Equity Grants

The long-term incentive portion of our executive compensation program historically has taken the form of annual equity grants that have five-year annual ratable vesting periods. The five-year vesting period is longer than the vesting period used by most companies in our peer group. However, the Compensation Committee believes that a longer vesting period is more closely aligned with the creation of long-term shareholder value. Further, the committee understands that none of the companies in our peer group have the same business model or financial performance as our company.

We generally have not utilized a formulaic approach to determine the size of individual equity awards to our executives. Instead, our compensation committee generally has determined the size of individual grants using its collective business judgment and experience, taking into account factors such as the role and responsibility of the individual executive, the size and value of the unvested portion of existing equity awards and of existing holdings of our common stock, an evaluation of the expected and actual performance of each executive, internal pay equity considerations and market factors. The size of equity awards granted to our executives is inherently subjective in light of the discretion granted to the compensation committee and the various factors the committee considers when granting equity awards.

The annual equity grants made to our named executive officers for 2015 were granted in February 2015 and were as follows:

Name	Grant Date Fair Value	Number of RSUs	Number of Shares Subject to Stock Option
Victoria M. Holt	$900,350	4,695	17,990
John A. Way	$500,324	2,610	9,995
Donald G. Krantz	$500,324	2,610	9,995
Jacqueline D. Schneider	$500,324	2,610	9,995
Robert Bodor	$500,324	2,610	9,995

Beginning in 2014, we modified our historic practice of granting equity compensation only in the form of stock options and granted awards in the form of both stock options and time-based restricted stock units, or RSUs. 65% of the annual equity awards we granted in 2014 and 2015 were made in the form of stock options, based on the Black-Scholes value of the options on the grant date, and 35% were made in the form of RSUs, based on the closing price of the stock on the date of grant. The compensation committee decided to grant a portion of our annual equity awards in the form of RSUs for the following reasons:

●

To more directly align the interests of our shareholders and our executive officers by ensuring that fluctuations in our stock price affect the value of the compensation paid to our executive officers in the same manner and to the same extent as our shareholders;

●

To mitigate the incentive our executive officers have to take excessive risks because, unlike stock options, RSUs provide value to the recipient regardless of whether our stock appreciates above a certain price (i.e., the exercise price of a stock option);

●

To mitigate the potential dilution that our executive compensation program has on our shareholders by providing equity compensation to our executive officers in a manner that could result in the issuance of fewer shares; and

●	To be competitive with comparable companies, many of which grant restricted stock or restricted stock units in addition to or in lieu of stock options.

During 2015, the compensation committee also discussed the use of performance vesting in addition to time vesting for awards. The compensation committee decided to retain time-based vesting for the 2015 grants due to challenges with determining appropriate metrics, but will continue to consider the use of performance vesting on a regular basis going forward.

In 2016, modifications were made to the annual incentive plan design to include adjusted operating margin as a target component. The executive management team can earn 75% of their total annual target incentive for achieving their respective revenue targets and 25% of their annual incentive based on achieving the budgeted adjusted operating margin. In addition, the committee decided to change the mix of long-term equity grants from 65% stock options and 35% RSUs to 50% stock options and 50% RSUs in order to further align the interests of our shareholders and our executive officers.

Special Equity Grants

In addition to annual equity awards, in certain cases we have granted equity awards in connection with an individual’s initial employment with us, upon promotions or other changes in responsibilities, in recognition of significant achievements. These additional equity awards are made outside our typical annual grant cycle, and are subject to our equity award approval policy summarized below in “Other Compensation and Equity-Related Policies—Equity Award Approval Policy”. No named executive officers received any special equity grants during 2015.

Other Executive Benefits

Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms as our other salaried employees. These benefits include medical, dental and vision benefits, short- and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance. Our named executive officers are also eligible to participate in our 401(k) retirement plan, under which our company provides a matching contribution in an amount equal to 100% of the first 3% of compensation contributed by a participant and 50% of the next 2% of compensation contributed. We also provide supplemental benefits to our executive officers who are based outside of the United States as part of compensation packages that are intended to be competitive in the respective local markets.

Severance and Change in Control Benefits

In connection with hiring Ms. Holt and Mr. Way in 2014, we entered into agreements with each of them in recognition of the need to provide these executives with certain protection if the executive’s employment with us is involuntarily terminated without “cause” or terminated by the executive for “good reason,” including in connection with a change in control of our company. The agreements provide Ms. Holt and Mr. Way certain cash payments based on the executive’s base salary and target annual incentive payments and the continuation of certain benefits following termination. We believe this protection was necessary to induce the executive to forego other employment opportunities and assume a critical position in our organization. We also believe the change in control-related benefits are beneficial to our shareholders by encouraging Ms. Holt and Mr. Way to remain focused on shareholders’ interests in the face of a potential change in control, and the benefits promote stable leadership during a possible transition period.

In April 2015, we entered into severance agreements with our executive officers, other than Ms. Holt and Mr. Way, on terms substantially the same as the terms in Mr. Way’s severance agreement. For a summary of the material terms and conditions of our agreements with the named executive officers providing for payments in connection with termination of employment and changes in control of our company, see “Potential Payments upon Termination or Change in Control.”

The award agreements under the LTIP provide for “double trigger” acceleration of vesting and exercisability of stock options in connection with a change in control, meaning that both a change in control and either a failure to continue, assume or replace outstanding awards or a termination of employment are necessary before acceleration will occur. The compensation committee believes that the double trigger structure avoids an unintended windfall to executives who retain their employment and their equity awards in the event of a friendly change in control, but still provides them appropriate incentives to cooperate in negotiating any change in control in which they believe they could lose their jobs.

Other Compensation and Equity-Related Policies

Clawback Policy

During 2014, we adopted an Executive Officer Incentive Compensation Recovery Policy (the “Clawback Policy”) for recovery of incentive compensation from our executive officers under certain circumstances. The Clawback Policy provides that we will, in all appropriate circumstances as determined by the compensation committee, and to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to our executive officers after November 12, 2014, which is the date our board adopted the Clawback Policy, where the compensation committee has determined that all of the following factors are present:

●	We are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws;

●

The award, vesting or payment of the incentive compensation was predicated upon the achievement of certain financial results that were the subject of the restatement and such award, vesting or payment occurred or was received during the three-year period preceding the date on which we were required to prepare the restatement; and

●	A smaller award, vesting or payment would have occurred or been made to the executive officer based upon the restated financial results.

In those circumstances, we will, to the extent deemed appropriate by the compensation committee, seek to recover or cancel the amount(s) by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, net of taxes paid or payable by the executive officer with respect to the recoverable compensation.

Executive Stock Ownership Guidelines

During 2014, we adopted stock ownership guidelines applicable to our executive officers. The guidelines are applicable to each of our executive officers and provide that each executive officer is expected to own shares of our common stock with a value at least equal to the amount shown below:

●	CEO – Three times annual base salary

●	All other executive officers – One times annual base salary

Each executive officer has five years from the date he or she becomes subject to the guidelines to achieve compliance with the guidelines.

Equity Award Approval Policy

Our equity award approval policy permits us to make equity-based awards at any time other than during “blackout periods” provided for in our insider trading policy, which generally run from the tenth of the month in which each fiscal quarter closes through the end of the second trading day following the public release of our financial results for that quarter. The policy does, however, permit us to approve an award during a blackout period, provided the effective date of the grant and the concurrent pricing of the grant occur on the first trading day after the blackout period ends.

Other Equity-Related Policies

We prohibit our executive officers from engaging in certain types of transactions in our stock, including short sales, pledges of our stock and other hedging transactions with respect to our stock. This policy is intended to prevent our executive officers from reducing the effect that decreases in the value of our stock have on their financial position. The LTIP requires that all stock options granted under the plan have an exercise price that is not less than the fair market value of a share of our common stock on the date the grant is made. The LTIP also prohibits re-pricing or exchanging underwater stock options without shareholder approval.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year compensation becomes taxable to the executive, subject to an exception for performance-based compensation that meets specific requirements. Our compensation committee considers the impact of this rule when developing and implementing our executive compensation programs; however, our compensation committee reserves the right to provide compensation that is not tax deductible if it believes the value in doing so outweighs the value of the lost tax deduction. We intend that the compensation paid under our annual incentive plan and under our long-term incentive awards should qualify as performance-based compensation under Section 162(m).

Risk Assessment

In 2015 we completed an assessment of the company’s compensation policies and practices including the bonus plan eligibility requirements, performance measures, the corporate governance and the framework to mitigate risk. The assessment concluded there are no risks that are likely to cause a material adverse outcome on the Company.

Summary Compensation Table

The following table summarizes the compensation provided to or earned by our named executive officers during our three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Victoria M. Holt,	2015	514,539	—	315,269	585,081	500,903	12,646	1,928,438
President and Chief Executive Officer (4)	2014	436,539	—	1,000,294	—	385,725	71,652	1,894,210

John A. Way,	2015	290,000	—	175,262	325,063	211,736	9,369	1,011,430
Chief Financial Officer (5)	2014	16,731	—	200,022	200,058	11,087	—	427,898

Donald G. Krantz,	2015	286,083	—	175,262	325,063	208,877	9,992	1,005,277
Executive Vice President	2014	276,382	—	175,256	325,160	183,980	10,677	971,455
and Technology Officer	2013	265,000	—	—	400,000	248,408	—	913,408

Jacqueline D. Schneider	2015	267,600	—	175,262	325,063	195,382	2,756	966,063
Vice President of Global	2014	251,169	—	175,256	325,160	168,396	10,200	930,181
Sales	2013	222,000	—	—	400,000	208,716	—	830,716

Robert Bodor (6)	2015	249,323	—	175,262	325,063	124,162	10,646	884,456
Vice President/General
Manager – Americas

(1)

Amounts shown in this column represent the grant date fair values computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718) utilizing the assumptions discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2015 contained in our Annual Report on Form 10-K for the year ended December 31, 2015, and disregarding the effects of any estimates of forfeitures related to service-based vesting.

(2)	Amounts shown in this column represent amounts earned under our annual incentive program.

(3)	Amounts shown in this column for all named executive officers for 2015 include company contributions to our 401(k) retirement plan.

(4)	We hired Ms. Holt as our Chief Executive Officer on February 6, 2014.

(5)	We hired Mr. Way as our Chief Financial Officer on December 1, 2014.

(6)	2015 was the first year in which Dr. Bodor qualified as one of our named executive officers.

Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards made to our named executive officers during the year ended December 31, 2015:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Compensation Committee Approval Date (1)	Threshold ($)	Target ($)	Maximum ($) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Victoria M. Holt			154,500	515,000	n/a
	2/9/15	2/6/15				4,695			315,269
	2/9/15	2/6/15					17,990	67.15	585,081

John A. Way			65,250	217,500	n/a
	2/9/15	2/6/15				2,610			175,262
	2/9/15	2/6/15					9,995	67.15	325,063

Donald G. Krantz			64,427	214,755	n/a
	2/9/15	2/6/15				2,610			175,262
	2/9/15	2/6/15					9,995	67.15	325,063

Jacqueline D. Schneider			60,300	201,000	n/a
	2/9/15	2/6/15				2,610			175,262
	2/9/15	2/6/15					9,995	67.15	325,063

Robert Bodor			37,500	125,000	n/a
	2/9/15	2/6/15				2,610			175,262
	2/9/15	2/6/15					9,995	67.15	325,063

(1)

In accordance with the terms of our equity grant timing policy, the restricted stock, RSU and stock option grants to our named executive officers identified in the “All Other Stock Awards” and “All Other Option Awards” columns of this table were granted effective as of the end of the second trading day following the public release of our financial results for the fourth quarter of 2014, even though the compensation committee approved the grants on an earlier date.

(2)

As discussed above in “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Incentive Program,” amounts paid under our annual incentive program for 2015 were based in part on our revenue growth for the year. If the threshold level of revenue growth or adjusted operating income margin was not achieved for the year, no payment was made. We also did not impose a maximum amount executive officers could receive under the program to reward their ability to grow the revenue of our company, with appropriate adjusted operating income margins, to the maximum extent possible.

(3)

Amounts shown in this column represent the grant date fair values of stock option awards computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718) utilizing the assumptions discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2015 contained in our Annual Report on Form 10-K for the year ended December 31, 2015, and disregarding the effects of any estimates of forfeitures related to service-based vesting.

Outstanding Equity Awards at 2015 Year-End

The following table provides information on each named executive officer’s outstanding equity awards as of December 31, 2015, the last day of our most recent fiscal year.

	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($) (2)
Victoria M. Holt
	02/09/15	—	17,990	67.15	2/9/2025
						14,241(3)	907,010
John A. Way
	12/01/14	1,304	5,216	62.90	12/1/2024
	02/09/15	—	9,995	67.15	2/9/2025
						5,154(4)	328,258
Donald G. Krantz
	12/21/10	21,000	—	7.86	12/21/2020
	05/07/12	—	5,428	30.58	5/7/2022
	02/15/13	—	9,702	47.08	2/15/2023
	02/13/14	1,632	6,528	78.59	2/13/2024
	02/09/15	—	9,995	67.15	2/9/2025
						4,394(5)	279,854
Jacqueline D. Schneider
	12/21/10	14,000	—	7.86	12/21/2020
	05/07/12	—	5,428	30.58	5/7/2022
	02/15/13	2,610	9,702	47.08	2/15/2023
	02/13/14	1,632	6,528	78.59	2/13/2024
	02/09/15	—	9,995	67.15	2/9/2025
						4,394(5)	279,854
Robert Bodor
	12/11/12	8,000	8,000	36.41	12/11/2022
	02/13/14	1,632	6,528	78.59	2/13/2024
	02/09/15	—	9,995	67.15	2/9/2025
						4,394(5)	279,854
(1)	The option awards vest as to 20% of the shares subject to each award on each of the first five anniversaries of the grant date.
(2)	Based on the $63.69 per share closing price of our common stock on the NYSE on December 31, 2015.
(3)

Restricted shares vest as to 3,182 shares on each of February 13, 2016, 2017 and 2018, and restricted stock units vest as to 939 shares subject to the units on each of February 13, 2016, 2017, 2018, 2019 and 2020.

(4)

Restricted stock units vest as to 636 shares subject to the units on each of December 1, 2016, 2017, 2018 and 2019 and as to 522 shares subject to the units on each of February 13, 2016, 2017, 2018, 2019 and 2020.

(5)

Restricted stock units vest as to 446 shares subject to the units on each of February 13, 2016, 2017, 2018 and 2019 and as to 522 shares subject to the units on each of February 13, 2016, 2017, 2018, 2019 and 2020.

Option Exercises and Stock Vested in 2015

The following table summarizes the value realized by our named executive officers on option awards exercised and restricted stock units vested during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Victoria M. Holt	—	—	3,182	235,468
John A. Way	—	—	636	42,644
Donald G. Krantz	56,610	3,409,527	446	33,004
Jacqueline D. Schneider	32,000	1,904,423	446	33,004
Robert Bodor	—	—	446	33,004

(1)

The value realized on exercise is calculated as the difference between the closing price of our common stock on the date of exercise as reported by the New York Stock Exchange for the number of shares acquired upon exercise and the applicable exercise price for those options.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by closing price of our common stock on the vesting date as reported by the New York Stock Exchange.

Pension Benefits

We do not offer any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

Below is a description of the agreements, plans and arrangements providing for payments or benefits to our named executive officers upon termination of employment or in connection with a change in control of our company.

Victoria M. Holt Employment Agreement

Pursuant to our employment agreement with Ms. Holt, if we voluntarily terminate her employment without “cause” (and other than as a result of her disability) or if she resigns for “good reason,” each as defined in the employment agreement, provided that Ms. Holt complies with certain conditions (including execution of a general waiver and release of claims), then she will be entitled to the benefits summarized below.

If Ms. Holt’s employment with us terminates during the term of her employment agreement and prior to any change in control (as defined in the employment agreement) or following any 18-month period following a change in control, which we refer to as the transition period, and if the termination is without cause (other than as a result of death or disability) or for good reason, which we refer to as a qualifying termination, then, subject to certain conditions:

●

we will pay Ms. Holt an amount equal to one times her annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	we will pay Ms. Holt an amount equal to one times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;

●	we will pay our share of premiums due for Ms. Holt and her eligible dependents for the first 12 months of coverage under COBRA if elected by Ms. Holt; and

●

if Ms. Holt has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately.

If a change in control occurs during the term of her employment agreement and Ms. Holt’s termination date occurs upon a change in control during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:

●

we will pay Ms. Holt an amount equal to two times her annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	we will pay Ms. Holt an amount equal to two times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;

●	we will pay our share of premiums due for Ms. Holt and her eligible dependents for the first 18 months of coverage under COBRA if elected by Ms. Holt; and

●	if Ms. Holt has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on Ms. Holt’s termination date.

If Ms. Holt’s termination date occurs during the term of the employment agreement and within 90 days prior to a change in control, and if the termination is a qualifying termination and Ms. Holt reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation Ms. Holt otherwise is entitled to receive in connection with a qualifying termination, we will:

●	pay Ms. Holt an amount equal to one times her annualized base salary, payable in a lump sum;

●	pay Ms. Holt an amount equal to one times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;

●	pay our share of premiums due for Ms. Holt and her eligible dependents for the first six months of coverage under COBRA if elected by Ms. Holt; and

●	pay Ms. Holt an amount equal to the value of any unvested equity-based awards held by her as of the termination date that were forfeited as of the termination date.

If Ms. Holt’s employment with us is terminated due to her death or disability, then, in addition to payment of accrued but unpaid salary and benefits, Ms. Holt will be entitled to receive a pro rata portion of her target annual cash incentive award for the then-current year based on the portion of the year she was employed by us prior to termination.

John A. Way Severance Agreement

In connection with Mr. Way’s hiring, we entered into a severance agreement with him providing that if we voluntarily terminate his employment without “cause” (and other than as a result of his disability) or if he resigns for “good reason,” each as defined in the severance agreement, provided that Mr. Way complies with certain conditions (including execution of a general waiver and release of claims), then he will be entitled to the benefits summarized below.

If Mr. Way’s employment with us terminates at a time other than during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:

●

we will pay Mr. Way an amount equal to his annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	we will pay Mr. Way a pro rata cash incentive payment amount, payable in a lump sum;

●	we will pay our share of premiums due for Mr. Way and his eligible dependents for the first 12 months of coverage under COBRA; and

●	if Mr. Way has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately.

If Mr. Way’s termination date occurs upon a change in control or during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:

●

we will pay Mr. Way an amount equal to his annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●

we will pay Mr. Way an amount equal to the sum of (i) his target annual cash incentive payment for the calendar year in which his employment with us terminates plus (ii) a pro rata cash incentive payment amount, payable in a lump sum;

●	we will pay our share of premiums due for Mr. Way and his eligible dependents for the first 12 months of coverage under COBRA; and

●	if Mr. Way has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on Mr. Way’s termination date.

If Mr. Way’s termination date occurs within 90 days prior to a change in control, and if the termination is a qualifying termination and Mr. Way reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation Mr. Way otherwise is entitled to receive in connection with a qualifying termination, we will:

●	pay Mr. Way an amount equal to his target annual cash incentive payment for the calendar year in which his employment with us terminates, payable in a lump sum; and

●	pay Mr. Way an amount equal to the value of any unvested equity-based awards held by him as of the termination date that were forfeited as of the termination date.

Other Severance Agreements

In April 2015, we entered into severance agreements with certain of our executive officers located in the United States, the United Kingdom and Japan on terms substantially the same as the terms in Mr. Way’s severance agreement described above in “John A. Way Severance Agreement.” Each such severance agreement supersedes any previous severance agreement such officer had with our company.

2000 Plan

Under the 2000 Plan and the option award agreements under that plan, upon the death or disability of a named executive officer, all outstanding options vest in full, and the options remain exercisable until the earlier of (1) one year after the date employment ends or (2) the expiration date of the option. If employment ends for a reason other than death or disability, the then currently vested and exercisable portion of an option will remain exercisable until the earlier of (1) three months after the date employment ends or (2) the expiration date of the option, and may be exercised to the extent it was exercisable at or before employment ended.

The 2000 Plan provides that stock option awards may become fully vested and exercisable upon the occurrence of a change in control of our company, as defined in the 2000 Plan, if provided in the award agreement or by the compensation committee. Generally, stock option award agreements under our 2000 Plan provide that option awards to employees will become fully vested and exercisable upon the occurrence of a change in control of our company. The 2000 Plan also provides our compensation committee with the discretion to cancel some or all outstanding stock options in connection with a change in control that does not involve a change in the majority of the members of our board of directors, and pay each holder of a canceled option an amount in cash equal to the excess of the fair market value of the shares subject to the option immediately prior to the change in control over the aggregate exercise price of the shares subject to the option, which we refer to as the “option spread.” In addition, in the event of a merger, consolidation or statutory share exchange involving our company, a sale of substantially all of its assets, or its liquidation or dissolution, any of which are referred to as an “event,” then our compensation committee will have the discretion to declare, prior to the event, that the exercisability of all options will be accelerated prior to the event and that all options will be canceled at the time of the event. The compensation committee may also, in such circumstances, pay each holder of a canceled option an amount in cash equal to the option spread, calculated using the value of the per share proceeds to be received by our shareholders upon the occurrence of the event. Alternatively, if the event is a merger, consolidation or statutory share exchange, our compensation committee may act to protect outstanding options by substituting for them either options to purchase voting common stock of the surviving corporation (or its parent) or voting common stock of the surviving corporation (or its parent) that have a fair market value equal to the option spread, calculated using the value of the per share proceeds to be received by our shareholders upon the occurrence of the event.

The 2000 Plan provides that in the event any payments or benefits provided under our 2000 Plan taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Internal Revenue Code, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Section 4999 of the Internal Revenue Code is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

LTIP

Under the LTIP, upon termination for cause, all unvested awards and all unexercised stock options and SARs will be forfeited. Upon termination due to death or disability, any unvested portion of an award will immediately become vested and exercisable in full and options and SARs will remain exercisable for twelve months after the date of termination. Upon termination for any other reason, the then currently vested and exercisable portion of any option or SAR will remain exercisable for three months after termination (unless the participant dies during that three-month period, in which case the post-termination exercise period will be extended to twelve months). Any post-termination exercise period may, however, be extended by the compensation committee if the issuance of shares upon such exercise would then violate applicable registration requirements under the Securities Act. Any such post-termination exercise period may not, however, extend beyond the expiration date of any option or SAR. After giving effect to any accelerated vesting as provided above, all unvested and unexercisable portions of outstanding awards will be forfeited in connection with a termination of service.

Under the LTIP, unless otherwise provided in an award agreement, if a change in control, as defined in the LTIP, occurs that involves a sale of all or substantially all of our assets or a merger, consolidation, reorganization or statutory share exchange involving our company, our board of directors or compensation committee are to take one or more of the following actions with respect to outstanding awards under the LTIP:

●	Arrange for the surviving or successor entity to continue, assume or replace some or all of the outstanding awards under the LTIP.

●

Accelerate the vesting and exercisability of outstanding awards prior to and conditioned upon the occurrence of the event and provide that unexercised options and SARs will be terminated at the effective time of the event.

●

Cancel any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award, less the aggregate exercise price (if any) of the award.

●

Provide that if an award is continued, assumed or replaced in connection with such an event and if within 18 months after the event a participant experiences an involuntary termination of service other than for cause, the participant’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination.

●	Make certain adjustments to awards as provided in the LTIP.

In the event of a change in control that does not involve a merger, consolidation, reorganization, statutory share exchange or sale of all or substantially all of our company’s assets, our board of directors or compensation committee, in its discretion, may provide (1) that any outstanding award will become fully vested and exercisable upon the change in control or upon the termination of the participant’s service without cause within 18 months after the change in control, (2) that any outstanding option or SAR will remain exercisable during all or some specified portion of its remaining term, or (3) that any outstanding award will be canceled in exchange for payment to the participant of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

The form of option award agreement approved by the compensation committee for use under the LTIP provides that if, within 12 months of a change in control, an optionee’s employment is involuntarily terminated without cause or the optionee resigns for good reason and if the option or a replacement thereof then remains outstanding, it will immediately become exercisable in full and remain exercisable for one year following termination.

The LTIP provides that in the event any payments or benefits provided under the LTIP taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Internal Revenue Code, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Section 4999 of the Internal Revenue Code is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

Potential Payments

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2015. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2015 and all stock options are valued based on the difference between $63.69, the closing price for one share of our common stock on the NYSE on December 31, 2015, and the applicable exercise price.

Name	Termination Without Cause or For Good Reason Not During Transition Period or in Anticipation of Change in Control	Termination Without Cause or For Good Reason Upon a Change in Control or During Transition Period (1)	Termination Without Cause or For Good Reason in Anticipation of Change in Control (2)	Death or Disability	Change in Control Without Termination (1)	Retirement
Victoria M. Holt
Base Salary Payment	$515,000	$1,030,000	$515,000	—	—	—
Incentive Payment	$515,000	$1,030,000	$1,030,000	$515,000	—	—
Benefits Continuation	$13,822	$20,733	$6,911	—	—	—
Accelerated Option Vesting	—	—	—	—	—	—
Accelerated Restricted Stock Vesting	$240,620	$907,009	$907,009	$907,009	—	—

John A. Way
Base Salary Payment	$290,000	$290,000	$290,000	—	—	—
Incentive Payment	$217,500	$435,000	$435,000	—	—	—
Benefits Continuation	$13,822	$13,822	$13,822	—	—	—
Accelerated Option Vesting	$86	$4,121	$4,121	$4,121	—	—
Accelerated Restricted Stock Vesting	$33,883	$328,258	$328,258	$328,258	—	—

Donald G. Krantz
Base Salary Payment	$286,340	$286,340	$286,340	—	—	—
Incentive Payment	$214,755	$429,510	$429,510	—	—	—
Benefits Continuation	$6,278	$6,278	$6,278	—	—	—
Accelerated Option Vesting	$109,178	$340,871	$340,871	$340,871	—	—
Accelerated Restricted Stock Vesting	$56,557	$279,854	$279,854	$279,854	—	—

Jacqueline D. Schneider
Base Salary Payment	$268,000	$268,000	$268,000	—	—	—
Incentive Payment	$201,000	$402,000	$402,000	—	—	—
Benefits Continuation	$13,609	$13,609	$13,609	—	—	—
Accelerated Option Vesting	$109,178	$340,871	$340,871	$340,871	—	—
Accelerated Restricted Stock Vesting	$56,557	$279,854	$279,854	$279,854	—	—

Robert Bodor
Base Salary Payment	$250,000	$250,000	$250,000	—	—	—
Incentive Payment	$125,000	$250,000	$250,000	—	—	—
Benefits Continuation	$6,350	$6,350	$6,350	—	—	—
Accelerated Option Vesting	$9,112	$218,240	$218,240	$218,240	—	—
Accelerated Restricted Stock Vesting	$56,557	$279,854	$279,854	$279,854	—	—

(1)

The stock option award agreements under our 2000 Plan generally provide that option awards will become fully vested and exercisable upon the occurrence of a change in control. As of December 31, 2015, all option awards under our 2000 Plan had vested. The LTIP provides that, in connection with a change in control, we may, among other actions, (i) arrange for the surviving or successor entity to continue, assume or replace outstanding awards under the LTIP, (ii) accelerate the vesting and exercisability of outstanding awards upon the occurrence of the change in control or (iii) cancel outstanding awards in exchange for payment of the amount of consideration that would have been received in the change in control for the number of shares subject to the award, less the aggregate exercise price (if any) of the award. The amounts shown assume assumption of all outstanding awards under the LTIP in connection with a change in control.

(2)

Pursuant to agreements between us, on the one hand, and each of our named executive officers, on the other hand, each such named executive officer is entitled to the payments and benefits summarized above if his or her employment terminates within 90 days prior to a change in control, and if the termination is a without cause or for good reason and the executive reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control.

COMPENSATION COMMITTEE REPORT

The compensation committee assists the board of directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs and administers our equity-based plans, reviews the compensation of directors, named executive officers and senior management and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this compensation committee report.

In performing its oversight responsibilities, the compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2016 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Rainer Gawlick, Chair

Douglas W. Kohrs

Brian K. Smith

Archie C. Black

Compensation Risk Assessment

Management and the compensation committee, with the assistance of the compensation consultant, assess the risk of the employee compensation policies and practices, including those that apply to our executive officers. Management has reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management has discussed the findings of the risk assessment with the compensation committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on our company.

Conflict of Interest Analysis

Our compensation committee has considered the relationships that its compensation consultant has had with our company, the members of the compensation committee and our executive officers, as well as the policies that such consultant has in place to maintain its independence and objectivity, and has determined that the work performed by its compensation consultant has raised no conflicts of interest.

DIRECTOR COMPENSATION

Directors who are also our employees receive no additional compensation for serving on our board of directors. Except as described below, our non-employee directors received the following compensation for their service during 2015:

Annual cash retainer:	$35,000

Annual cash retainer for lead independent director and Chairman:	$15,000

Annual cash retainer for committee chairs:	Audit Committee: $15,000 Compensation Committee: $10,000 Nominating and Governance Committee: $7,500

Annual cash retainer for other committee members:	Audit Committee: $7,500 Compensation Committee: $5,000 Nominating and Governance Committee: $3,750

Annual equity award:

Restricted stock units with $50,000 grant date fair value and stock options with $50,000 grant date fair value, becoming vested or exercisable (as applicable) in full on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our shareholders

New director equity award:	Fully-vested shares of common stock with a value of $100,000 granted on the date the director is first elected to the board

Meeting fees:

Generally none, but compensation committee has the discretion to provide for meeting fees if the number of board of directors meetings exceeds eight per year or if the number of meetings of any committee exceeds six per year

Mr. Lukis did not participate in the equity portions of our non-employee director compensation program for 2015 in light of the significant equity interest he historically has had in our company as our founder.

Our compensation committee has approved changes to our director compensation program for 2016, pursuant to which our non-employee directors will receive: an initial equity award of restricted stock units with a grant date fair value of $100,000; an annual retainer of $50,000 and restricted stock units with a grant date fair value of $100,000; with respect to the audit committee, an annual retainer of $20,000 for the person serving as the chair and an annual retainer of $7,500 for each committee member; with respect to the compensation committee, an annual retainer of $15,000 for the person serving as the chair and an annual retainer of $5,000 for each committee member; with respect to the nominating and governance committee, an annual retainer of $10,000 for the person serving as the chair and an annual retainer of $3,750 for each committee member; and an annual retainer of $15,000 for the person serving as the lead independent director.  Mr. Lukis is not expected to participate in the equity portions of our non-employee director compensation program for 2016 in light of the significant equity interest he historically has had in our company as our founder.

We have stock ownership guidelines for our non-employee directors who are not significant shareholders. Each such director is expected to own shares of our common stock with a fair market value of at least three times the amount of the annual board member retainer, and to achieve this ownership level within three years after first joining our board of directors. Until a director has satisfied this ownership guideline, the director may not dispose of any shares of our common stock, except for sales whose proceeds will be used to pay the exercise price in connection with an option exercise or to pay applicable income taxes in connection with the vesting, exercise or payout of any equity-based award. For purposes of this guideline, shares subject to an unvested or unexercised equity-based award will be counted as owned shares. All of our directors who are not significant shareholders have met these guidelines.

Non-Employee Director Compensation for 2015

The following table sets forth information concerning annual compensation for our non-employee directors during the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Archie C. Black(2)	—	—	—	—
Rainer Gawlick	45,000	50,000	50,000	145,000
John B. Goodman	50,000	50,000	50,000	150,000
Douglas W. Kohrs(3)	43,750	50,000	50,000	143,750
Lawrence J. Lukis	35,000	—	—	35,000
Brian K. Smith	47,500	50,000	50,000	147,500
Sven A. Wehrwein	68,750	50,000	50,000	168,750

(1)

Amounts shown in this column represent the grant date fair values computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718) utilizing the assumptions discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2015 contained in our Annual Report on Form 10-K for the year ended December 31, 2015, and disregarding the effects of any estimates of forfeitures related to service-based vesting.

(2)	Mr. Black was elected to the board of directors in March 2016.

(3)	Mr. Kohrs has decided not to seek reelection at the Annual Meeting and will cease serving as a director upon conclusion of the Annual Meeting.

Non-Employee Directors – Outstanding Equity Awards at 2015 Fiscal Year-End

The following table summarizes for each of our non-employee directors the number of shares underlying unexercised option awards as of December 31, 2015:

Name	Number of Shares Underlying Unexercised Options	Number of Shares Subject to Unvested RSUs
Archie C. Black(1)	—	—
Rainer Gawlick	27,317	715
John B. Goodman	7,055	715
Douglas W. Kohrs(2)	10,817	715
Lawrence J. Lukis	—	—
Brian K. Smith	6,055	715
Sven A. Wehrwein	10,817	715

(1)	Mr. Black was elected to the board of directors in March 2016.
(2)	Mr. Kohrs has decided not to seek reelection at the Annual Meeting and will cease serving as a director upon conclusion of the Annual Meeting.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2016, and the board of directors is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the audit committee charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the audit committee, the board of directors considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the board of directors on a significant issue of corporate governance.

If the selection of EY as our independent registered public accounting firm for fiscal 2016 is not ratified by our shareholders, the audit committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of EY will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD, UPON RECOMMENDATION OF THE AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

AUDIT COMMITTEE REPORT

The following is the report of the audit committee. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015 with our management. In addition, the audit committee has discussed with Ernst & Young LLP, our independent accountants (“EY”), the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB. The audit committee also has received the written disclosures and the letter from EY as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with EY the independence of EY.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE

Sven A. Wehrwein, Chair

John B. Goodman

Brian K. Smith

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Fiscal Year
	2015	2014
Audit Fees(1)	$714,267	$660,617
Audit-Related Fees	—	—
Tax Fees	129,424	105,730
All Other Fees	—	—

Total	$843,691	$766,347

(1)	Reflects the fees approved by Proto Labs and billed or to be billed by EY with respect to services performed for the audit and other services for the applicable fiscal year.

“Audit Fees” consisted of fees for the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, audit of our internal control over financial reporting, review of the financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.

“Audit-Related Fees” consisted of assurance and related services by EY that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

“Tax Fees” consisted of professional services rendered by EY for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Pre-approval Policy. The audit committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In fiscal years 2015 and 2014, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” that were billed by EY were approved by the audit committee in accordance with SEC requirements.

The audit committee has determined that the rendering of the services other than audit services by EY is compatible with maintaining their independence.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of our named executive officers included in this Proxy Statement, as we have described it above. While this vote is advisory and nonbinding, the compensation committee will consider the outcome of the vote when making future compensation decisions for our executive officers. We believe our compensation program aligns the interests of our executive officers and shareholders and serves the best interests of our shareholders. During 2015, we performed well, with our revenue increasing 26.0% compared to the prior year and our net income increasing 20.7% compared to the prior year. We believe the compensation earned by our named executive officers for 2015 reflects these strong results while remaining at a reasonable level and not encouraging excessive risk-taking.

The board of directors recommends that shareholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section and the related compensation tables and accompanying footnotes and narratives), is hereby approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NONBINDING) RESOLUTION.

PROPOSAL 4

APPROVAL OF THE MATERIAL TERMS OF THE PROTO LABS, INC. 2012 LONG-TERM INCENTIVE PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

The Proto Labs, Inc. 2012 Long-Term Incentive Plan was initially approved by our shareholders in February 2012, prior to our initial public offering. A copy of the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended (the “Plan”), is attached to this Proxy Statement as Appendix A. We are asking our shareholders to approve the material terms of the Plan in order to preserve our ability to deduct, for federal income tax purposes, compensation paid under the Plan to certain of our executive officers that would otherwise qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). We are not proposing any increase in the number of shares available for issuance under the Plan or any other changes to the terms of the Plan. Both the annual cash incentive awards and the long-term equity incentive awards that we provide to our executive officers are provided under the Plan, and we have no other plans under which equity-based compensation may be provided.

Section 162(m) generally does not allow a publicly-held company to obtain a federal income tax deduction for compensation of more than $1,000,000 paid in any year to certain “covered employees” unless the compensation qualifies as “performance-based” under Section 162(m). Under Section 162(m), the group of “covered employees” as of the end of any taxable year consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer.

For a limited period of time after a company first becomes publicly held as the result of the initial public offering (IPO) of its stock, the Section 162(m) deduction limitation does not apply to compensation paid pursuant to a compensation plan that was adopted prior to time the company became publicly held and about which adequate public disclosure was provided in the IPO prospectus. This relief from the requirements of Section 162(m) generally expires on the date of the company’s annual meeting of shareholders that occurs in the fourth calendar year after the calendar year in which the IPO occurred. For Proto Labs, this relief period will expire on the date of our 2016 Annual Meeting.

Among the requirements that must be satisfied in order to qualify compensation paid to covered employees as performance-based compensation within the meaning of Section 162(m) is that a company’s shareholders must approve the material terms of the plan under which the performance-based compensation is provided, which include (i) a general description of the employees eligible to receive compensation under the plan, (ii) a description of the business criteria on which any performance goals are to be based, and (iii) the maximum amount of compensation that could be paid to any employee if the applicable performance goals are attained.

As a result, we are asking our shareholders to approve the material terms of the Plan as set forth in the Plan Description section below in order to enable us to qualify compensation provided under the Plan as performance-based for Section 162(m) purposes. We believe that it is in our best interest and the best interest of our shareholders for compensation provided under the Plan to be fully deductible for federal income tax purposes. Accordingly, the board of directors recommends approval of the material terms of the Plan. If our shareholders do not approve the material terms of the Plan, the Plan will continue in effect and our compensation committee will consider what form of annual and long-term incentive compensation arrangements for the covered employees would be appropriate under the circumstances.

Plan Description

The following description of the material terms of the Plan is qualified by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

The Plan became effective on February 23, 2012 and will terminate on the earliest of (i) the tenth anniversary of its effective date, (ii) the date on which all shares subject to the Plan are distributed, or (iii) the date our board of directors terminates the Plan. The purposes of the Plan are to attract and retain the best available personnel, to provide them with additional incentives and to align their interests with those of our shareholders.

Share Reserve. An aggregate of 5,655,580 shares of our common stock may be the subject of awards and issued pursuant to the Plan. Shares subject to awards under the Plan (or its predecessor, our 2000 Stock Option Plan) that are forfeited, expire or are settled for cash will, to the extent of such forfeiture, expiration or cash settlement, replenish the Plan’s share reserve and again become available for grant under the Plan. Shares that are tendered by a participant or withheld by the company to pay the exercise price of an option or withholding taxes in connection with an award, shares repurchased by us with proceeds received from the exercise of a stock option and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of that right will not replenish the Plan’s share reserve and may not be used again for awards under the Plan.

Awards granted or shares of our common stock issued under the Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the Plan and will not reduce the share reserve under the Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Administration of Plan. Except for awards to non-employee directors, the Plan is administered by our compensation committee, the members of which (i) satisfy the independence requirements for applicable stock exchange listing rules, (ii) are “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and (iii) are “outside directors” within the meaning of Section 162(m) of the Code. Our board of directors administers the Plan in connection with awards made to non-employee directors. Subject to the terms of the Plan, the compensation committee has the authority to, among other things, interpret the Plan and determine who will be granted awards under the Plan, the types of awards to be granted and the terms and conditions of the awards, including the number of shares covered by awards, the exercise price of awards and the vesting schedule or other restrictions applicable to awards. The compensation committee also has the power to make any determinations and take any action necessary or desirable for the administration of the Plan.

To the extent permitted by law and stock exchange rules, the Plan permits the compensation committee to delegate its authority under the Plan to one or more of its members or, with respect to awards made to individuals who are neither non-employee directors nor executive officers of our company, to one or more of our executive officers.

Eligibility. Our employees, non-employee directors and consultants and advisors who provide services to us are eligible to receive awards under the Plan. Incentive stock options may be granted only to our employees. As of March 18, 2016, there were approximately 1,600 employees of the company and its subsidiaries, six non-employee directors of the company and an indeterminate number of consultants and advisors who would be eligible to receive awards under the Plan. Although not necessarily indicative of future grants under the Plan, as of the same date, approximately 160 of the 1,600 eligible employees and all of the non-employee directors have been granted awards under the Plan, but no consultants or advisors have been granted awards under the Plan.

Awards. The Plan allows us to grant stock options, stock appreciation rights (SARs), restricted stock, stock units, other stock-based awards and cash incentive awards. Each award will be evidenced by an agreement with the award recipient setting forth the terms and conditions of the award, except for awards that involve only the immediate issuance of unrestricted shares of our common stock. Awards under the Plan will have a maximum term of ten years from the date of grant.

The Committee may provide for such vesting conditions under an award as it may determine, subject to certain minimum vesting requirements applicable to “full value” awards (awards other than options, SARs or cash incentive awards) granted on or after November 12, 2014. Any of these full value awards that vest solely as the result of the passage of time and continued service by the participant shall be subject to a vesting period of not less than three years from the applicable grant date (but permitting pro rata vesting over the vesting period), and any whose vesting is subject to the satisfaction of performance goals shall be subject to a performance period of not less than one year. These minimum vesting periods will not, however, apply: (i) to awards made in payment of or exchange for other earned compensation (including performance-based awards); (ii) upon a change in control; (iii) to termination of service due to death or disability; (iv) to a substitute award that does not reduce the vesting period of the award being replaced; (v) to awards made to non-employee directors; or (vi) to awards involving an aggregate number of shares not in excess of 5% of the Plan’s share reserve.

The number of shares of our common stock subject to option or SAR awards that may be granted to any one participant during a calendar year under the Plan may not exceed 700,000. The maximum number of our shares that may be the subject of full value awards that are intended to qualify as performance-based compensation for purposes of Code Section 162(m), that are denominated in shares or share equivalents and that are granted to any participant during any calendar year may not exceed 280,000 shares. The maximum amount payable with respect to cash incentive awards or to full value awards that are denominated other than in shares or share equivalents, that are intended to qualify as performance-based compensation for purposes of Code Section 162(m), and that are granted to any participant during any calendar year shall not exceed $5,000,000 multiplied by the number of full or partial years in the applicable performance period. All of these share limitations are subject to adjustment for changes in our corporate structure or shares, as described below.

The compensation committee may generally amend the terms of any award previously granted, except that no award may be amended in a way that materially impairs the rights of a participant without the participant’s consent (unless the amendment is necessary to comply with applicable law or stock exchange rules or any company compensation recovery policy). In addition, no stock option or SAR award may be may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new option or SAR award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any full value award at a time when the per share exercise price of the option or SAR is greater than the current fair market value of a share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such option or SAR, unless such action is first approved by our shareholders.

Stock Options. Stock options permit the holder to purchase a specified number of shares of our common stock at a set price during a specified period of time. Options granted under the Plan may be either incentive or nonqualified stock options. The per-share exercise price of options granted under the Plan generally may not be less than the fair market value of a share of our common stock on the date of grant.  The closing sale price of a share of our common stock on the New York Stock Exchange on March 30, 2016 was $78.17. The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the compensation committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us.

Stock Appreciation Rights. SARs provide for payment to the holder of all or a portion of the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over the specified exercise price for that number of shares. The per share exercise price of SARs granted under the Plan generally may not be less than the fair market value of a share of our common stock on the date of grant. Payment of an SAR may be made in cash or shares of our common stock or a combination of both, as determined by the compensation committee.

Restricted Stock. Restricted stock awards are awards of shares of our common stock that are subject to transfer restrictions and forfeiture conditions until such time as the shares vest, as determined by the compensation committee. The compensation committee may impose such conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Holders of restricted shares will have the right to vote the shares and to receive regular cash dividends on the shares, but any other dividends or distributions will be subject to the same restrictions as the underlying shares.

Stock Units. Stock units provide the holder with the right to receive, in cash or shares of our common stock or a combination of both, the fair market value of a share of our common stock and will be subject to such vesting and forfeiture conditions and other restrictions as the compensation committee determines.

Other Stock-Based Awards. The compensation committee, in its discretion, may grant stock and other awards that are valued by reference to and/or payable in whole or in part in shares of our common stock under the Plan. The compensation committee will set the terms and conditions of such awards.

Cash Incentive Awards. A cash incentive award is to be a performance-based award the payment of which is contingent upon the degree to which one or more specified performance goals have been achieved over the relevant performance period. Payment of a cash incentive award may be made in cash, in shares of our common stock, in other forms of awards under the Plan, or in some combination of these alternatives.

Dividend Equivalents.  Stock unit awards and other stock- based awards may, at the discretion of the compensation committee, provide the holder with the right to receive dividend equivalent payments with respect to the units or other share equivalents subject to the award based on dividends actually declared on outstanding shares.

Substitute Awards. The compensation committee may grant awards under the Plan in substitution for awards granted by another entity acquired by our company or with which our company combines. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the Plan.

Performance-Based Compensation Under Section 162(m). The compensation committee may grant full value awards and cash incentive awards under the Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the compensation committee for the performance period are satisfied. Option and SAR awards granted under the Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance measures specified in the Plan: (i) revenue or net sales; (ii) gross profit; (iii) operating profit; (iv) net income; (v) earnings before income taxes; (vi) earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; (vii) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; (viii) cash flow; (ix) market share; (x) margins (including one or more of gross, operating and net earnings margins); (xi) stock price; (xii) total stockholder return; (xiii) asset quality; (xiv) non-performing assets; (xv) operating assets; (xvi) operating expenses; (xvii) balance of cash, cash equivalents and marketable securities; (xviii) improvement in or attainment of expense levels or cost savings; (xix) inventory levels; (xx) inventory or operating asset turnover; (xxi) accounts receivable levels (including measured in terms of days sales outstanding); (xxii) economic value added; (xxiii) improvement in or attainment of working capital levels; (xxiv) employee retention; (xxv) customer satisfaction; (xxvi) implementation or completion of critical projects; and (xxvii) growth in customer base.

The Compensation Committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon company-wide, subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies, indices or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Transferability. Awards granted under the Plan generally are not transferable except by will or the laws of descent and distribution or to an appropriately designated beneficiary. The compensation committee may, however, permit the transfer of awards other than incentive stock options pursuant to a qualified domestic relations order or by way of gift to a family member.

Termination of Service. Upon termination of a participant’s employment or other service with our company for cause, all unvested awards and all unexercised stock options and SARs will be forfeited. Upon termination due to death or disability, any award will immediately become vested and exercisable in full and options and SARs will remain exercisable for twelve months after the date of termination. Upon termination for any other reason, the unvested portion of any award will be forfeited, but the then currently vested and exercisable portion of any option or SAR will remain exercisable for three months after termination (unless the participant dies during that three-month period, in which case the post-termination exercise period will be extended to twelve months). Any such post-termination exercise period may not, however, extend beyond the expiration date of any option or SAR. The compensation committee may provide for different termination consequences in an individual award agreement.

Change in Control. Unless otherwise provided in an award agreement, if a change in control, as defined below, occurs that involves a sale of all or substantially all of our assets or a merger, consolidation, reorganization or statutory share exchange involving our company (collectively referred to as “corporate transactions”), our board of directors or compensation committee are to take one or more of the following actions with respect to outstanding awards under the Plan:

●	Arrange for the surviving or successor entity to continue, assume or replace some or all of the outstanding awards under the Plan.

●

Accelerate the vesting and exercisability of outstanding awards prior to and conditioned upon the occurrence of the event and provide that unexercised options and SARs will be terminated at the effective time of the event.

●

Cancel any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the transaction for the number of shares subject to the award, less the aggregate exercise price (if any) of the award.

●

Provide that if an award is continued, assumed or replaced in connection with such a transaction and if within 18 months after the event a participant experiences an involuntary termination of service other than for cause, the participant’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination.

●	Make adjustments to awards as described below under the caption “Adjustment of Awards.”

In the event of a change in control that does not involve a corporate transaction, our board of directors or compensation committee, in its discretion, may provide that any outstanding award will become fully vested and exercisable upon the change in control or upon the termination of the participant’s service without cause within 18 months after the change in control, that any outstanding option or SAR will remain exercisable during all or some specified portion of its remaining term, or that any outstanding award will be canceled in exchange for payment to the participant of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

The form of option award agreement approved by the compensation committee for use under the Plan provides that if, within 12 months of a change in control, an optionee’s employment is involuntarily terminated without cause or the optionee resigns for good reason and if the option or a replacement thereof then remains outstanding, it will immediately become exercisable in full and remain exercisable for one year following termination.

Under the Plan, a “change in control” generally occurs if (i) any person or group becomes the beneficial owner of more than 50% of the voting power of our equity securities; (ii) a majority of our board of directors no longer consists of (1) individuals who are members of our board of directors on the effective date of the Plan or (2) individuals who are elected subsequent to the effective date and whose initial election or nomination was approved by at least a majority of the directors described in clause (1) or this clause (2); or (iii) a corporate transaction is consummated, unless more than 50% of the voting power of the then outstanding shares of voting stock of the buyer or surviving party in the transaction is beneficially owned in substantially the same proportions by persons who were beneficial owners of our voting securities before the transaction.

The Plan provides that in the event any payments or benefits provided under our Plan taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Code, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Section 4999 of the Code is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

Dissolution or Liquidation. Unless otherwise provided in an award agreement, in the event our shareholders approve our complete dissolution or liquidation, all outstanding awards will vest and become fully exercisable, and will terminate immediately prior to the consummation of such dissolution or liquidation.

Adjustment of Awards. In the event of an equity restructuring that affects the per share value of our common stock, including a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the compensation committee will make appropriate adjustment to: (1) the number and kind of securities reserved for issuance under the Plan, (2) the number and kind of securities subject to outstanding awards under the Plan, (3) the exercise price of outstanding options and SARs, and (4) any maximum limitations prescribed by the Plan as to grants of certain types of awards or grants to individuals with respect to certain types of awards. The compensation committee may also make similar equitable adjustments in the event of any other change in our company’s capitalization, including a merger, consolidation, reorganization or liquidation.

Amendment and Termination. Unless earlier terminated, the Plan will automatically terminate ten years after its effective date. In addition, our board of directors may terminate, suspend or amend the Plan at any time, but, in general, no termination, suspension or amendment may materially impair the rights of any participant with respect to outstanding awards without the participant’s consent (unless such action is necessary to comply with applicable laws or stock exchange rules). Awards that are outstanding on the Plan’s termination date will remain in effect in accordance with the terms of the Plan and the applicable award agreements. Shareholder approval of any amendment of the Plan will be obtained if required by applicable law or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Plan, based on current statutes, regulations and interpretations.

Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The Plan is intended to meet the requirements of Section 162(m), but full value and cash incentive awards granted under the Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

 Awards Under the Plan

Because all awards under the Plan are discretionary with either the compensation committee or the board of directors, neither the number nor types of future Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Neither the compensation committee nor the board has conditioned the effectiveness of any awards under the Plan on the approval of this proposal by our shareholders. Information regarding awards made under the Plan during 2015 to our named executive officers is provided under the caption “Grants of Plan-Based Awards” on page 26 of this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROTO LABS, INC. 2012 LONG-TERM INCENTIVE PLAN, AS AMENDED.

SHAREHOLDER PROPOSAL

The following proposal was submitted by a shareholder. If the shareholder proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted on at the Annual Meeting of Shareholders. Approval of the following proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareholders. In accordance with federal securities regulations, we include the shareholder proposal plus any supporting statements exactly as submitted by the proponents.

PROPOSAL 5

SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

James McRitchie and Myra Young, 9295 Yorkship Court, Elk Grove CA 95758, submitted the proposal set forth below. We will provide the number of our voting securities held by these shareholders promptly upon receiving an oral or written request.

Proposal 5 – Shareholder Proxy Access

RESOLVED: Shareholders of Proto Labs, Inc. (PRLB) (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw as follows:

Require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria established below.

Allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. This bylaw should supplement existing rights under Company bylaws, providing that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;

b)

give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.

Supporting Statement: Long-term shareholders should have a meaningful voice in nominating directors. The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated, in part due to inadequate cost-benefit analysis. Proxy Access in the United States (http://www.cfapubs.org/doi/pdf/10.2469/ccb. v2014.n9.1), a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Enhance shareholder value. Vote for Shareholder Proxy Access – Proposal 5.

Recommendation of the Board of Directors AGAINST the Proposal

The board of directors has carefully considered the above proposal and believes that it is not in the best interests of our company or our shareholders for us to implement proxy access at this time.

The board of directors believes that this proposal ignores the effective say that shareholders currently have in our director selection process by virtue of their vote in annual elections as well as through our existing shareholder recommendation process for director candidates. Furthermore, the proposal would bypass our robust process for identifying and vetting director candidates. In connection with this process, the board of directors has adopted corporate governance guidelines outlining the qualifications sought when considering director candidates. These corporate governance guidelines are published on our website at www.protolabs.com/investors.

The proposal would also undercut the critical role that our independent nominating and governance committee plays in ensuring that the board of directors is comprised of personnel with the required skills, backgrounds, characteristics, experience and competencies. Our directors are under legal obligations of fiduciary duty in the director selection process while shareholders nominating director candidates under this proxy access proposal would not be bound by this duty. The importance of maintaining highly effective directors who represent all shareholders cannot be overstated in our opinion.

The board of directors believes that this proxy access proposal could also undermine its ability to function in an effective manner. The proposal could introduce non-constructive and destabilizing dynamics into the board election process each year by potentially creating a shorter term orientation. It can also increase the influence of special interest groups and lead to single-issue participants on the board of directors, to the overall detriment of other shareholders and their long-term interests. The proposal could additionally have the consequence of discouraging highly qualified director candidates from serving. Finally, the board of directors believes that all shareholders should have equal rights in providing input to the Company, governed by a comprehensive and equitable process.

The U.S. has limited practical experience with proxy access, and we do not believe there is any meaningful evidence that proxy access would improve our corporate governance or enhance shareholder value. Our current process for director selection is time tested and has proven successful, while providing for appropriate shareholder involvement. We believe this process has yielded a mix of directors that operates in a constructive manner and provides excellent oversight of management, as well as strategic direction for our company. The board of directors operates under an effective leadership structure that includes our founder as non-employee Chairman and a strong independent lead director. Objective evidence of the success of our approach is shown by the strong performance of our business since our initial public offering in February 2012, and our excellent shareholder returns during this period. Therefore, the board of directors advises against the introduction of unnecessary risks into the director election process without clear justification that such risks are outweighed by benefits to our corporate governance and, ultimately, shareholder value.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

OTHER MATTERS

The board of directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals Included in the Proxy Statement

Proposals of our shareholders that are intended to be presented by such shareholders at our fiscal 2016 Annual Meeting of Shareholders to be held in calendar 2017 and that shareholders desire to have included in our proxy materials related to such Annual Meeting must be received by us at our principal executive offices no later than 5:00 p.m. Central Time, December 9, 2016, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at our fiscal 2016 Annual Meeting of Shareholders to be held in calendar 2017 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that Annual Meeting, the shareholder must give advance notice to us prior to the deadline for such Annual Meeting determined in accordance with our by-laws. In general, our by-laws provide that such notice should be addressed to the Secretary and be no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. For purposes of our fiscal 2016 Annual Meeting, such notice must be received no later than February 18, 2017. Our by-laws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to our Secretary.

ADDITIONAL INFORMATION

The Notice contains instructions on how to access our proxy materials on the Internet and vote your shares of stock via the Internet and how to request a paper copy of our proxy materials.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Chief Financial Officer

Proto Labs, Inc.

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

(763) 479-3680

You may also obtain our Annual Report on Form 10-K via the Internet at the SEC’s Internet site, www.sec.gov.

Additional copies of the Annual Report on Form 10-K, the Notice, this Proxy Statement and the accompanying proxy may be obtained from John A. Way, our Chief Financial Officer, at the address above. Copies of exhibits to the Annual Report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

William R. Langton

Secretary

APPENDIX A

PROTO LABS, INC.

2012 LONG-TERM INCENTIVE PLAN

(As Amended August 5, 2015)

1.     Purpose. The purpose of the Proto Labs, Inc. 2012 Long-Term Incentive Plan (the “Plan”) is to help attract and retain the best available people for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.

2.     Definitions. In this Plan, the following definitions will apply.

(a)     “Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b)     “Agreement” means the written or electronic agreement containing the terms and conditions applicable to an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c)     “Award” means the grant of a compensatory award under the Plan in the form of an Option, Stock Appreciation Rights, Restricted Stock, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Cash Incentive Award” means an Award described in Section 11 of the Plan.

(f)     “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means a Participant’s (i) failure or refusal to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of any Company code of conduct, of any agreement with the Company or any Affiliate or of any nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in conduct that would be reasonably expected to harm or bring disrepute to the Company, any of its Affiliates, or any of their customers, employees or vendors.

(g)     “Change in Control” means one of the following:

(1)     An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A)     any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

(B)     any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; or

(C)     any Exchange Act Person becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(2)     Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3)     The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately before such Corporate Transaction, of the outstanding Company Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h)     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(i)     “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall (i) satisfy the independence requirements for independent directors and members of compensation committees as set forth from time to time in the Listing Rules of the Nasdaq Stock Market, (ii) be a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) be an outside director for purposes of Code Section 162(m).

(j)     “Company” means Proto Labs, Inc., a Minnesota corporation, or any successor thereto.

(k)     “Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who is elected as a director of the Company subsequent to the effective date of the Plan and whose initial election, or nomination for initial election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (B), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

(l)     “Corporate Transaction” means a reorganization, merger, consolidation or statutory share exchange involving the Company, or a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

(m)     “Disability” means “total and permanent disability” within the meaning of Code Section 22(e)(3).

(n)     “Employee” means an employee of the Company or an Affiliate.

(o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p)     “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities.

(q)     “Fair Market Value” means the fair market value of a Share determined as follows:

(1)     If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)     If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r)     “Full Value Award” means an Award other than an Option Award, Stock Appreciation Rights Award or Cash Incentive Award.

(s)     “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t)     “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an entity.

(u)     “Non-Employee Director” means a member of the Board who is not an Employee.

(v)     “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price during a specified period of time. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(w)     “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(x)     “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(y)     “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(z)     “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

(aa)     “Plan” means this Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended and in effect from time to time.

(bb)     “Prior Plan” means the ProtoMold Company, Inc. 2000 Stock Option Plan.

(cc)     “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd)     “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee)     “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff)     “Share” means a share of Stock.

(gg)     “Stock” means the common stock, par value $0.001 per share, of the Company.

(hh)     “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii)     “Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj)     “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(kk)     “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ll)     “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3.     Administration of the Plan.

(a)     Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3. Notwithstanding the foregoing sentence, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

(b)     Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)     determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)     cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3)     establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

(4)     taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c)     Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)     Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(i). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)     Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)     Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

4.     Shares Available Under the Plan.

(a)     Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 5,652,734. After the effective date of the Plan, no additional awards may be granted under the Prior Plan. Shares to be issued under the Plan shall be authorized and unissued Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)     Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(2)     Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3)     Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)     Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and correspondingly increase the total number of Shares available for grant and issuance under Section 4(a). The following Shares shall not, however, again become available for Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

(c)     Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d)     No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

(e)     Individual Option and SAR Limit. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 700,000 Shares.

5.     Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.     General Terms of Awards.

(a)     Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)     Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions as it may determine, subject to the following limitations applicable to awards granted on or after November 12, 2014:

(1)     A Full Value Award that vests solely as the result of the passage of time and continued Service by the Participant shall be subject to a vesting period of not less than three years from the applicable Grant Date (but permitting pro rata vesting over such vesting period); and

(2)     A Full Value Award whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

The minimum vesting periods specified in clauses (1) and (2) above will not, however, apply: (i) to Awards made in payment of or exchange for other earned compensation (including performance-based Awards); (ii) upon a Change in Control; (iii) to termination of Service due to death or Disability; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; (v) to Awards made to Non-Employee Directors; or (vi) to Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4(a).

(c)     Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)     Designation of Beneficiary. The Committee may permit each Participant to designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.

(e)     Termination of Service. Unless otherwise provided in an Agreement, and subject to Sections 6(i) and 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the originally scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1)     Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)     Upon termination of Service due to death or Disability, any unvested portion of an Award shall immediately become vested (and exercisable, if applicable), and the vested and exercisable portions of Options or SARs may be exercised for a period of twelve months after the date of such termination and shall terminate upon the expiration of such period.

(3)     Upon a termination of Service for any reason other than Cause, death or Disability, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration, but the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination and shall, subject to the following sentence, terminate upon the expiration of such period. However, if a Participant dies during such three-month post-termination exercise period, then the applicable post-termination exercise period shall be extended to twelve months after the date of such termination.

(f)     Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g)     Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, Subsidiary, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

(h)     Dividends and Dividend Equivalents. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

(i)     Extension of Termination Date. If a Participant would otherwise be precluded from exercising an Option or SAR prior to the expiration of its scheduled term or prior to its termination following the termination of the Participant’s Service solely because the issuance of the Shares upon such exercise would violate applicable registration requirements under the Securities Act, then the Committee may provide that the period during which the Option or SAR may be exercised and the termination date of the Option or SAR shall be extended until the date that is 30 days after the exercise of the Option or SAR would no longer violate the registration requirements of the Securities Act.

7.     Stock Option Awards.

(a)     Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)     Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)     Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d)     Incentive Stock Options.

(1)     An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

(2)     No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3)     For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(4)     If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(5)     The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8.     Stock Appreciation Rights.

(a)     Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)     Exercise of SAR. Each SAR may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9.     Restricted Stock Awards.

(a)     Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)     Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.     Stock Unit Awards.

(a)     Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)     Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11.     Cash-Based and Other Stock-Based Awards.

(a)     Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash, Shares or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash, Shares and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

(b)     Other Stock-Based Awards. The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.     Changes in Capitalization and Other Corporate Events.

(a)     Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 - Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)     Corporate Transactions. Unless otherwise provided in an applicable Agreement, in the event of a Change in Control that involves a Corporate Transaction, the Board or the Committee shall take one or more of the following actions with respect to outstanding Awards, which actions may vary among individual Participants and among Awards held by an individual Participant, and are conditioned in each case upon the closing or completion of the Corporate Transaction:

(1)     Continuation, Assumption or Replacement of Awards. Arrange for the surviving or successor entity (or its Parent) to continue, assume or replace Awards outstanding as of the date of the Corporate Transaction, with such Awards or replacements therefor to remain outstanding and be governed by their respective terms. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and is subject to substantially similar terms and conditions as the Award.

(2)     Acceleration. Accelerate the vesting (and exercisability, if applicable) of (i) some or all outstanding Options and SARs so that such Awards may be exercised in full for such limited period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Board or Committee, with such Awards then terminating to the extent not exercised at the effective time of the Corporate Transaction, and (ii) some or all outstanding Full Value Awards or Cash Incentive Awards immediately prior to the effective time of the Corporate Transaction. In the case of performance-based Awards, the number of Shares or the amount of a Cash Incentive Award subject to such accelerated vesting shall be based on a determination by the Board or Committee of the degree to which any performance-based vesting or payment conditions will be deemed satisfied. The Board or Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants, and any exercise of such accelerated Awards shall be effective only immediately before the effective time of the Corporate Transaction.

(3)     Payment for Awards. Cancel some or all outstanding Awards at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Board or Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares remaining subject to the Award, and (ii) the aggregate exercise price (if any) for the number of Shares remaining subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled without payment of any kind to the affected Participant. The payment for any canceled Cash Incentive Award that was to be settled in Shares shall be in an amount equal to the settlement amount that was to form the basis for the calculation of the number of Shares to be issued. In the case of performance-based Awards, the number of Shares remaining subject to an Award or the settlement amount of a Cash Incentive Award shall be calculated based on a determination by the Board or Committee of the degree to which any performance-based vesting or payment conditions will be deemed satisfied. Payment of any amount under this Section 12(b)(3) shall be made in such form (including in shares of the surviving or successor entity or its Parent), on such terms and subject to such conditions as the Board or Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the discretion of the Board or Committee, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4)     Termination After a Corporate Transaction. Provide that with respect to any Award that is continued, assumed or replaced under the circumstances described in Section 12(b)(1), if within 18 months after the Corporate Transaction the Participant experiences an involuntary termination of Service from the surviving or successor entity (or its Parent or subsidiary) for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.

(5)     Adjustments to Awards. Make such adjustments to some or all outstanding Awards as may be required or permitted by Sections 12(a) and 6(g).

(c)     Change in Control. In connection with a Change in Control that does not involve a Corporate Transaction, the Board or Committee may provide (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested (and exercisable, if applicable) upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within 18 months of the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.

(d)     Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the shareholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

(e)     Limitation on Change in Control Payments. If any payments to a Participant pursuant to Awards made under this Plan (including, for this purpose, the acceleration of the vesting and exercisability of any Award or the payment of cash or other property in exchange for all or part of any Award), taken together with any payments or benefits otherwise paid or distributed to the Participant by the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504 of the Code without regard to Section 1504(b) of the Code) of which the Company is a member (the “other arrangements”) would collectively constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), and if the net after-tax amount of such parachute payment to the Participant is less than what the net after-tax amount to the Participant would be if the aggregate payments and benefits otherwise constituting the parachute payment were limited to three times the Participant’s “base amount” (as defined in Section 280G(b)(3) of the Code) less $1.00, then the aggregate payments and benefits otherwise constituting the parachute payment shall be reduced to an amount that shall equal three times the Participant’s base amount, less $1.00. Should such a reduction in payments and benefits be required, the Participant shall be entitled, subject to the following sentence, to designate those payments and benefits under this Plan or the other arrangements that will be reduced or eliminated (including, as applicable, a reduction in the number of Shares subject to Awards that will vest on an accelerated basis) so as to achieve the specified reduction in aggregate payments and benefits to the Participant and avoid characterization of such aggregate payments and benefits as a parachute payment. To the extent that the Participant’s ability to make such a designation would cause any of the payments and benefits to become subject to any additional tax under Code Section 409A, or if the Participant fails to make such a designation within the time prescribed by the Committee, then the Committee shall achieve the necessary reduction in such payments and benefits by first reducing or eliminating the portion of the payments and benefits that are payable in cash and then by reducing or eliminating the non-cash portion of the payments and benefits, in each case in reverse order beginning with payments and benefits which are to be paid or provided the furthest in time from the date of the Committee’s determination. For purposes of this Section 12(e), a net after-tax amount shall be determined by taking into account all applicable income, excise and employment taxes, whether imposed at the federal, state or local level, including the excise tax imposed under Section 4999 of the Code.

13.     Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.    Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15.     Effective Date, Duration, Amendment and Termination of the Plan.

(a)     Effective Date. The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan within 12 months of its approval by the Board, the Plan shall be of no further force or effect.

(b)     Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms unless limited in the applicable Agreements.

(c)     Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)     Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).

(e)     No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.

16.     Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

17.     Performance-Based Compensation.

(a)     Designation of Awards. If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b)     Compliance with Code Section 162(m). If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c)     Limitations. With respect to Awards of Performance-Based Compensation, the maximum number of Shares that may be the subject of any Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed 280,000 Shares (subject to adjustment as provided in Section 12(a)). The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000 multiplied by the number of full or partial years in the applicable performance period.

(d)     Performance Measures. For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: revenue or net sales; gross profit; operating profit; net income; earnings before income taxes; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; inventory levels; inventory or operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; and implementation or completion of critical projects; and growth in customer base. Any performance goal based on one or more of the foregoing performance measures may, in the Committee’s discretion, be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to one or any combination of Company, Affiliate or business unit performance.

18.     Other Provisions.

(a)     Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)     Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)     Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. The Committee may, in its discretion, suspend the right to exercise Options or SARs to be settled in Shares, or delay the payment or settlement of any other Awards to be paid or settled in Shares, during any period in which the issuance of such Shares would not be in compliance with any applicable legal or securities exchange requirements. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

(d)     Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)     Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)     Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)     Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and the Committee shall endeavor to structure Awards and administer and interpret the Plan in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)     If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; and

(2)     If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

Neither the Company, the Committee or any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

(h)     Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)     Forfeiture and Compensation Recovery.

(1)     The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause, violation of any material Company or Affiliate policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)     Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

PROTO LABS, INC.
ATTN:JOHN WAY
5540 PIONEER CREEK DRIVE
MAPLE PLAIN, MN 55359

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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NAME	
THE COMPANY NAME INC. - COMMON	
THE COMPANY NAME INC. - CLASS A	
THE COMPANY NAME INC. - CLASS B	
THE COMPANY NAME INC. - CLASS C	
THE COMPANY NAME INC. - CLASS D	
THE COMPANY NAME INC. - CLASS E	
THE COMPANY NAME INC. - CLASS F	
THE COMPANY NAME INC. - 401 K	

CONTROL # → 0000000000000000

SHARES	
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345

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	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Lawrence J. Lukis
02 Victoria M. Holt
03 Archie C. Black
04 Rainer Gawlick
05 John B. Goodman
06 Brian K. Smith
07 Sven A. Wehrwein

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2016.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐
4. Approval of the material terms of the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.

	For	Against	Abstain
5. Shareholder proposal regarding proxy access.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted as directed, or if no direction is given, FOR Proposals 1, 2, 3 and 4 and AGAINST Proposal 5. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournment or postponement thereof.

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	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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0000282268_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com

PROTO LABS, INC.
Annual Meeting of Shareholders
May 19, 2016 9:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Victoria M. Holt or John A. Way, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Proto Labs, Inc. that the shareholder is entitled to vote at the 2016 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on May 19, 2016, at the office of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxies upon such other matters as may properly come before the 2016 Annual Meeting of Shareholders or any postponement or adjournment thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000282268_2 R1.0.1.25

*** Exercise Your *Right* to Vote ***

PROTO LABS, INC.

PROTO LABS, INC.
ATTN: JOHN WAY
5540 PIONEER CREEK DRIVE
MAPLE PLAIN, MN 55359

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 24, 2016
Date: May 19, 2016 **Time:** 9:00 AM CDT
Location: Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000282267_1 R1.0.1.25

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report on Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 05, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000282267_2 R1.0.1.25

Voting items

1. Election of Directors

Nominees

01 Lawrence J. Lukis
02 Victoria M. Holt
03 Archie C. Black
04 Rainer Gawlick
05 John B. Goodman
06 Brian K. Smith
07 Sven A. Wehrwein

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2016.

3. Advisory approval of executive compensation.

The Board of Directors recommends you vote AGAINST proposal 5.

5. Shareholder proposal regarding proxy access.

NOTE: This proxy, when properly executed, will be voted as directed, or if no direction is given, FOR Proposals 1, 2, 3 and 4 and AGAINST Proposal 5. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournment or postponement thereof.

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0000282267_3 R1.0.1.25

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000282267_4 R1.0.1.25

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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